UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

_____________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2023
TO THE STOCKHOLDERS OF PURPLE INNOVATION, INC.:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Purple Innovation, Inc., a Delaware corporation (the “Company” or “Purple”), will be held on June 16, 2023, at 11:30 a.m. Mountain Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.      ELECTION OF DIRECTORS.    To elect the eight (8) directors named in the attached proxy statement.

2.      ADVISORY VOTE ON EXECUTIVE COMPENSATION.    Advisory approval of our Company’s executive compensation.

3.      AMENDMENTS TO THE 2017 EQUITY INCENTIVE PLAN.    To approve the Company’s Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”).

4.      RATIFICATION OF AUDITORS.    To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

5.      ANY OTHER BUSINESS that may properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 2, 2023, are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. We recommend that stockholders vote “FOR” each of the director nominees identified in Proposal 1 and “FOR” Proposals 2, 3 and 4 listed above. Our stock transfer books will remain open between the record date and the date of the meeting. Beginning two days after notice of our 2023 Annual Meeting is given, a list of shareholders eligible to vote at the 2023 Annual Meeting will be available for inspection at our principal office at any time up to the 2023 Annual Meeting. If you would like to inspect the list, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com to arrange a visit to our office.

This year’s Annual Meeting will be conducted exclusively via live audio webcast and online stockholder tools. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 14, 2023, at 5:00 p.m. Eastern Time. Stockholders who register will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. There will be no physical meeting location. Even if you plan on participating in the Annual Meeting via the Internet, to ensure your representation at the Annual Meeting, we encourage you to complete, sign, date and promptly return the proxy card. To ensure that all your shares are voted, if your shares are represented by more than one Notice or proxy card please vote once for each Notice or proxy card you receive. You may revoke your proxy at any time prior to the Annual Meeting.

If you attend the Annual Meeting and vote via the Internet, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2023: The proxy statement and the Annual Report, as amended, are available at https://www.annualgeneralmeetings.com/prpl2023.

PURPLE INNOVATION, INC.
By Order of the Board of Directors,
/s/ Casey K. McGarvey
Casey K. McGarvey
Chief Legal Officer, Secretary
Lehi, Utah, May 23, 2023

PURPLE INNOVATION, INC.
4100 North Chapel Ridge Road
Suite 200
Lehi, Utah 84043
(801) 756-2600

____________________________

PROXY STATEMENT

____________________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of Purple Innovation, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:30 a.m. Mountain Time on June 16, 2023, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held exclusively via live audio webcast and online stockholder tools. There will not be an option to attend the meeting in person.

The proxy statement and accompanying form of proxy are first being mailed to the Company’s stockholders on or about May 26, 2023, along with our annual report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2023 and amended by Form 10-K/A on May 1, 2023 (as amended, the “the 2022 Form 10-K” or the “Annual Report”). The proxy statement and our Annual Report can be accessed directly at https://www.annualgeneralmeetings.com/prpl2023 using the control number located on your Notice or proxy card. Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later dated proxy and delivering it to our Corporate Secretary, or by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders who owned Purple Innovation, Inc. Class A Stock, par value $0.0001 per share (the “Class A Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Stock” and together with the Class A Stock the “Common Stock”), at the close of business on May 2, 2023 (the “Record Date”) are entitled to receive notice of, virtually attend and vote at the Annual Meeting.

Each share of Class A Stock and Class B Stock, voting together as a single class, is entitled to one vote. On the Record Date, there were 105,045,063 shares of Class A Stock outstanding, held by approximately eighty-one stockholders of record, and 448,279 shares of Class B Stock outstanding, held by fourteen stockholders of record.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”), including Proposals 1, 2, and 3.

The voting standards for the four matters to be acted upon at the meeting are as follows:

•         Proposal 1.    The election of directors shall be determined by a majority of the votes cast by the stockholders at the Annual Meeting and entitled to vote thereon, provided a quorum is present in person or by proxy, meaning a nominee must receive more “for” votes than “against” votes. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Board will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision and rationale.

•        Proposals 2, 3, and 4.    Pursuant to our Third Amended and Restated Bylaws, as amended (the “Bylaws”), Proposals 2, 3, and 4 will be approved if a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal, meaning the proposal must receive more “for” votes than “against” votes.

Shares not present virtually or represented by proxy at the Annual Meeting and broker non-votes will have no effect on the determination of any of the proposals. In addition, Proposals 2 and 4 are stockholder advisory votes and will not be binding on the Board.

OTHER INFORMATION

We were originally incorporated in Delaware in May 2015 as Global Partner Acquisition Corp. (“GPAC”), a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 4, 2015, GPAC consummated its initial public offering (the “IPO”), following which its shares began trading on Nasdaq. On February 2, 2018 (the “Closing Date”), GPAC consummated a business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the Company’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination”). In connection with the closing of the Business Combination, GPAC changed its name to “Purple Innovation, Inc.”

As used in this proxy statement, unless the context otherwise requires, references to the “Company,” “Purple,” “we,” “us” and “our” refer to Purple Innovation, Inc. and, where appropriate, its subsidiary Purple LLC. References to “GPAC” refer to Global Partner Acquisition Corp., prior to the Business Combination.

i

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this proxy statement (including all appendices attached hereto, this “Proxy Statement”) and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders to be held on June 16, 2023 (the “Annual Meeting” or the “2023 Annual Meeting”), at 11:30 a.m., Mountain Time, and at any adjournments or postponements thereof. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 14, 2023, at 5:00 p.m. Eastern Time. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. Bennett Nussbaum, our Interim Chief Financial Officer, and Casey K. McGarvey, our Chief Legal Officer, have been designated as the proxies to cast the votes of our shareholders at our 2023 Annual Meeting.

This Proxy Statement and form of proxy are first being sent or given to our stockholders on or about May 26, 2023, along with our Annual Report. This Proxy Statement and our Annual Report can be accessed directly at https://www.annualgeneralmeetings.com/prpl2023 using the control number located on your Notice or proxy card.

Information About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting will be held at 11:30 a.m., Mountain Time, on Friday, June 16, 2023.

Where is the Annual Meeting?

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. To attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 14, 2023, at 5:00 p.m. Eastern Time. We will ensure that all attending shareholders or their proxyholder can participate, submit questions and vote their shares. As always, we encourage you to vote your shares prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders (the “Notice”) and any other matters that properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Who can attend the Annual Meeting?

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 14, 2023, at 5:00 p.m. Eastern Time. You (or your authorized representative) are entitled to participate in the Annual Meeting if you were a stockholder of record as of the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 105,045,063 shares of Class A Stock outstanding, held by approximately 81 stockholders of record, and 448,279 shares of Class B Stock outstanding, held by 14 stockholders of record.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Annual Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

1.      Proposal No. 1:    “FOR” the election of each Board nominee set forth in this Proxy Statement.

2.      Proposal No. 2:    “FOR” the executive compensation set forth in this Proxy Statement.

3.      Proposal No. 3:   “FOR” the approval of the Company’s Amended and Restated 2017 Equity Incentive Plan.

4.      Proposal No. 4:    “FOR” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Why are you conducting a virtual-only Annual Meeting?

We are conducting the Annual Meeting in a virtual format, similar to the past several years, because it provides our stockholders with expanded access to the Annual Meeting regardless of physical location and allows stockholders who would not otherwise be able to attend the Annual Meeting the opportunity to do so. Like our prior in-person and virtual annual meetings, we will provide our stockholders with opportunity to ask questions at the Annual Meeting.

What if I experience technical issues with the virtual meeting platform?

All stockholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.

What is the deadline for voting?

The deadline for voting by Internet is 11:59 p.m. Mountain Time on June 15, 2023. Votes cast by mail must be received no later than the start of the Annual Meeting. If you attend the virtual Annual Meeting, you may vote your shares electronically during the meeting. Any votes submitted after the closing of the polls at the Annual Meeting will not be counted.

What is a universal proxy card? Will it be used in connection with the Annual Meeting?

The SEC recently adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “universal proxy rules,” requiring the use of a universal proxy card in contested director elections that take place after August 31, 2022. This year’s director elections are considered uncontested, so a universal proxy card will not be used.

Information About the Cooperation Agreement

What is the Cooperation Agreement?

On April 19, 2023, the Company entered into that certain cooperation agreement (the “Cooperation Agreement”) by and between Coliseum Capital Management, LLC (together with its affiliates and its associates, “Coliseum”) (and, solely for the purpose of releases and dismissing litigation under the terms of the Cooperation Agreement, Pano Anthos, Gary DiCamillo, Claudia Hollingsworth, Paul Zepf, Dawn Zier, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P.). For additional details, see the discussion under the heading “Certain Relationships and Related Transactions, and Director Independence — Related Party Transactions — Coliseum Capital Management, LLC — Cooperation Agreement”.

What was the Stockholder Rights Agreement?

On September 25, 2022, the Special Committee (the “Special Committee”) approved the Company’s entry into a stockholder rights agreement (the “Rights Agreement”) and declared a dividend of one right (the “Rights”) for each outstanding share of the Company’s Common Stock, to stockholders of record at the close of business on October 6, 2022. On April 27, 2023, pursuant to the Cooperation Agreement, the Company and Pacific Stock Transfer Company amended the Rights Agreement to move forward the final expiration time of the Rights Agreement, resulting in the expiration of all of the Rights on April 27, 2023.

What were the Proportional Representation Preferred Linked Stock (“PRPLS”)?

On February 14, 2023, the Special Committee of the Board designated a new series of preferred stock, to be designated the PRPLS. On April 27, 2023, pursuant to the Cooperation Agreement, the Board redeemed all shares of PRPLS outstanding as of April 27, 2023, causing all shares of preferred stock previously designated as PRPLS to be eliminated and returned to the status of authorized but unissued shares of preferred stock, without designation. The record date for the payment of the redemption price for shares of PRPLS was April 28, 2023.

VOTING AND RELATED MATTERS

Voting Procedures.

As a stockholder of Purple, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. All stockholders of record at the close of business on the Record Date, May 2, 2023, are entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Each share of Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting.

You may vote by mail or electronically at the Annual Meeting. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of Purple and its stockholders.

Voting by Mail.

You may vote by mail by completing, signing and dating your proxy card and returning it to the address provided on your proxy card prior to the polls closing on June 16, 2023 (proxy cards received after the polls are closed on June 16, 2023, will not be counted). Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting at the Meeting.

If you intend to attend the Annual Meeting and to vote electronically, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 14, 2023, at 5:00 p.m. Eastern Time. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote electronically at the Annual Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/PRPL, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@pacificstocktransfer.com. You may also mail or fax proof of your legal proxy to:

Pacific Stock Transfer, Inc.,
Attn: Angela L. Lamb
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119

Requests for registration must be labeled as “Legal Proxy” and be received no later than June 14, 2023, at 5:00 p.m. Eastern Time. You will receive a confirmation of your registration to vote at the Annual Meeting by email after we receive your registration materials, including instructions for voting at the Annual Meeting. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must, before the deadline stated above:

•        provide written notice of the revocation addressed to our Corporate Secretary at our principal executive office, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043; or

•        attend the Annual Meeting and vote electronically.

You may also change your vote at any time before the proxy is exercised by sending a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice and vote at the meeting. On the Record Date, there were 105,045,063 shares of Class A Stock outstanding, held by approximately eighty-one stockholders of record, and 448,279 shares of Class B Stock outstanding, held by fourteen stockholders of record. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, electronically or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)    A majority of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees.

(2)    The advisory vote on executive compensation will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding our executive compensation program.

(3)    A majority of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the Amended and Restated 2017 Equity Incentive Plan will be required to approve the Amended and Restated 2017 Equity Incentive Plan.

(4)    The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023, will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Votes cast by proxy or electronically at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposals 1, 2, 3, and 4 abstentions will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders because they are not considered votes cast.

A broker non-vote occurs when a broker does not vote on a particular proposal with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) because the broker has not received voting instructions from the beneficial owner. Under the rules of the NYSE that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters, including Proposals 1, 2, and 3. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Annual Meeting for the purpose of transacting business.

With regard to Proposal 1, broker non-votes will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With respect to Proposals 2 and 3, broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)    “FOR” the election of each Board nominee set forth in this Proxy Statement;

(2)    “FOR” the ratification of the advisory vote on executive compensation;

(3)    “FOR” the approval the Company’s Amended and Restated 2017 Equity Incentive Plan;

(4)    “FOR” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

(5)    at the discretion of your proxy holder, on any other matter that may be properly brought before the stockholders at the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by e-mail and mail.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, investors.purple.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, copies of our 2022 Forms 10-K and 10-K/A. Any exhibits listed in the 2022 Forms 10-K and 10-K/A also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at our executive offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, to the attention of Casey K. McGarvey, Chief Legal Officer and Secretary.

This Proxy Statement and our Annual Report and amendments thereto are also available at: https://www.annualgeneralmeetings.com/prpl2023. All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov. The Class A Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol PRPL, and reports and other information on the Company can be reviewed at the office of Nasdaq.

If you have more questions about the Annual Meeting or require assistance in submitting your proxy or registering to attend the virtual Annual Meeting to vote your shares, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2023: This Proxy Statement and our Annual Report are available at https://www.annualgeneralmeetings.com/prpl2023.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS

“ESG,” representing three broad topics encompassing environmental, social and governance matters, is defined by Purple to include (i) all opportunities to secure an environment in which the Company can thrive and that will not harm people or property, (ii) a society in which all people are treated with respect, dignity and equal opportunity under the law and where all people are valued and brought together to benefit from their differences rather than divided by them, and (iii) a governance structure that protects the Company, financially rewards stockholders and promotes the well-being, safety, health, and success of our employees, customers, communities where we do business, and business partners. We view ESG as being inherently tied to the sustainability of our business.

Our Board oversees the Company’s ESG activities generally and has delegated certain matters to its three committees for specific oversight of management. Our governance of ESG matters has been established as described below. The Nomination & Governance Committee generally oversees compliance with material laws and regulations and the development of appropriate policies and initiatives related to social and environmental justice, as well as other related ESG matters, including recommendations for Board diversity, equity, and inclusion. The Nomination & Governance Committee makes recommendations to the Board on these topics as determined to be appropriate for the Company. The Human Capital & Compensation Committee oversees all matters related to our human capital and employment policies and practices. The Human Capital & Compensation Committee also advises management on practices related to workforce diversity, equity, inclusion programs, including recruitment, retention, development, internal communications programs, and the administration of executive compensation programs and equity plans with a focus on the Company’s commitment to diversity and inclusion. The Audit Committee oversees the preparedness and effectiveness of the Company’s risk assessment and enterprise risk management practices, including prevention of data breaches, protection of the privacy of employees and customers, responses to incidents involving unintended disclosures of data or private information, workplace safety, and product safety. In this capacity, the Audit Committee receives, and oversees, management’s investigations and implementation of recommendations related to complaints of, among other matters, improper conduct of senior management, fraud, breaches of our Code of Ethics and other related policies, unsafe practices or equipment, and non-compliance with material laws and regulations.

Under the direction and oversight of our Board and its committees, in 2022 we created a comprehensive Environmental, Social and Governance Sustainability Program (the “ESG Program”) which includes a committee made up of leaders in the Company (the “ESG Committee). The purpose of our ESG Committee is to integrate into our strategy those ESG activities that drive sustainable operations and competitive advantage. The ESG Committee is in the early stages of working to enhance our current ESG activities and identify future ESG initiatives that best support and complement our strategic plan.

Environmental

We are subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets). We have made and will continue to make necessary capital and operating investments to comply with environmental and health and safety requirements.

In 2022, we continued to undertake reduce-reuse-recycle initiatives. These include our commitment to recycle the scrap gel material from manufacturing and to support the sustainable recycling of the various components of returned mattresses. In 2022, we also have favorably reduced the miles travelled and number of shipments for delivery of our goods. We achieved this through the three main initiatives of (i) leveraging our new multi-plant footprint to align customer shipments with the closest source plant, (ii) deploying multi-stop scheduled deliveries to avoid multiple trips to the same geography, and (iii) expanding our network of middle mile warehouses to enable consolidation of shipments to our destination white-glove network warehouses. Both the recycling and mileage reduction work are continuing in 2023 with an expectation of beginning to track energy usage intensity in our manufacturing sites to identify and implement energy reduction opportunities.

Our other environmentally conscious activities include investigating ways to eliminate the use of PVC bagging and reducing the use of powder in manufacturing. As we grow our ESG Program, we will continue to look broadly at our impact on the environment, with the goal of developing initiatives to minimize that impact.

Social

Employees — Our most valuable asset at Purple is our people and their combined institutional knowledge. Purple provides equal employment opportunities to all employees and applicants for employment and prohibits discrimination and harassment of any type without regard to race, skin color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state, or local laws. Purple uses a robust incident reporting and investigation process to enforce our prohibition on discrimination and harassment.

As of May 2, 2023, we have approximately 1,561 employees engaged in research and development, manufacturing, marketing, online sales and service, wholesale development, retail showrooms, and in general corporate functions. The Company also uses temporary workers provided by staffing agencies (primarily for production and customer support), and as of May 2, 2023, approximately 114 temporary workers are being supplied to the Company.

In 2022, our broad-based safety improvement program resulted in improving our Total Recordable Incident Rate (“TRIR”) by 48% from 4.4 in 2021 to 2.3 in 2022, better than the OSHA industry average of 3.0. We achieved this reduction by focusing on behavioral based safety initiatives focused primarily at our manufacturing facilities. The tenets of the program include line management accountability for safety outcomes, behavioral based safety observations, expanding training, improvement of our life critical procedures (e.g., lock out — tag out, forklift safety, working at heights), and eliminating safety risks through engineering enhancements of our equipment and processes. The Company continues to evolve these same safety principles in 2023 with an expectation of continuous improvement in our TRIR outcomes.

Currently, all our operations occur within the United States. We engage local labor contracting agencies and independent contractors to accelerate our progress and to provide support across various functions within our organization. We have no collective bargaining agreements with our employees. We do not outsource services, including our customer care service, to companies outside the United States.

Diversity and Inclusion — Pursuant to Board policy, the Nomination & Governance Committee is responsible for addressing diversity and inclusion with respect to Board composition and considers the qualifications of individual director nominees considering the needs of the Board and the Company, the requirements of The Nasdaq Stock Market listing rules, and other applicable regulations. In performing responsibilities for identifying, screening, and recommending candidates to the Board, the Committee strives to ensure that candidates with a diverse background are included in each pool of candidates from which Board nominees are chosen. Any third-party consultant asked to furnish an initial list of candidates is requested to include such candidates. In addressing the overall composition of the Board, characteristics such as diversity (including gender and race), age, national origin, and expertise are considered. The Nomination & Governance Committee and the Board periodically review the composition of the Board to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

The self-reported aggregate diversity of the directors serving on the Board as of May 23, 2023, is depicted in the chart below under the heading “Board Diversity.”

Currently, we have eight executives on our senior leadership team. Our chief executive officer was appointed on March 1, 2022, and a search is ongoing for the permanent position of chief financial officer. Our current interim chief financial officer services pursuant to an agreement that expires on December 31, 2023. Our executive team is being built out to meet our operational and strategic needs. In considering candidates for executive leadership positions, we consider the current make-up of the senior leadership team as well as the diverse backgrounds of candidates.

Purple is committed to fostering an environment that respects and encourages individual differences, diversity of thought and equitable pay. We strive to create a workplace where employees feel that their contributions are welcomed and valued, allowing them to fully engage their talents and training in their work, while generating personal satisfaction in their role within the Company. Our human resources department currently is responsible for diversity and inclusion in our workforce and equitable pay. We also have an active Women at Purple employee resource group that promotes professional development of our female employees.

Supply Chain — Purple respects the rights of all peoples and does not knowingly engage in relationships with suppliers or vendors that violate or that contribute to the violation of human rights. If violations of such rights are discovered, we will take appropriate action to change to other suppliers or vendors if those practices are not remedied. None of Purple’s suppliers or vendors do business in or are known to have any relationships with the governments of Cuba, Iran, North Korea, Syria, Russia, Sudan, the Crimea region of Ukraine, or the region of Xinjiang in China.

Purple expects that its suppliers will adopt the relevant provisions of Purple’s Manufacturer Code of Conduct that prohibits human trafficking and slavery and otherwise conduct their businesses not only in a lawful manner but also in compliance with our high standards of integrity and ethics. Purple suppliers are further expected to take reasonable and necessary steps to help ensure that their sub-contractors and sub-suppliers conduct business in compliance with the laws regarding anti-slavery and anti-human trafficking of the country or countries in which they are doing business. Suppliers are expected to promptly take corrective action to address any deficiencies identified with respect to compliance with the laws regarding anti-slavery and anti-human trafficking. If a supplier is found to be in violation of the laws regarding anti-slavery and anti-human trafficking, Purple reserves the contractual right to terminate its relationship with that supplier for failure to comply. Purple has zero tolerance for slavery, human trafficking, and child labor. Purple complies with the California Transparency in Supply Chains Act of 2010, which requires companies above a certain size that manufacture or sell products in California to disclose their efforts (if any) to address the issues of human trafficking and slavery.

Philanthropy — At Purple, we believe in giving back to the communities where we work, play, and sleep. In partnership with the Tooele Education Foundation, in 2022 we awarded Purple Pathways Scholarships to 13 graduating high school seniors who desire to continue their education in innovation, manufacturing, and design at Tooele Technical College. Tooele County is home to Purple’s Utah-based manufacturing operation, and we are proud to support the local community and develop the next generation of innovators. We plan to continue developing and rolling out community giving initiatives in 2023.

Governance

Ethical Culture — Our Code of Ethics promotes an environment of integrity by requiring honest, ethical, and fair conduct with a focus on strong internal reporting and limiting conflicts of interest as a means of deterring any untoward behavior as we strive to maintain 100% compliance with this Code. It also requires full, fair, and accurate disclosure in public filings and communications. All employees are required to complete Code of Ethics training, which includes certifying that they have read the Code of Ethics upon being hired and periodically thereafter. We provide an ethics hotline available to all employees, through which they can report, on an anonymous basis, any concerning behaviors or practices that might violate our Code of Ethics. We have adopted policies to encourage employees to report improper behavior and processes so that we may ensure each such concern is addressed to conclusion. Overall, we believe the culture we have focused on developing, along with our internal tools and initiatives established to preserve, protect, and foster our culture, enable us to effectively execute our human capital strategy.

Incentive Compensation Clawback Policy — Our Board has approved an Incentive Compensation Clawback Policy (the “Clawback Policy”), administered by the Human Capital & Compensation Committee, that applies to our Section 16 officers. The Clawback Policy is discussed in more detail in the Compensation Discussion & Analysis section below.

Anti-Hedging and Pledging Policy — Our Insider Trading Policy expressly discourages its directors, officers, and other employees from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter such an arrangement must first pre-clear the proposed transaction with the Board. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer for approval at least one week prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Our Insider Trading Policy further prohibits its directors, officers, and other employees from engaging in or using short sales, trading options, margin accounts, and pledges, as defined therein and subject to hedging that may be precleared by the Board.

Stock Ownership — Our Senior Management and Independent, Non-Employee Directors Stock Ownership Guidelines (the “Stock Ownership Guidelines”), adopted November 12, 2020, require our NEOs and others to retain a certain level of equity granted to them. The Stock Ownership Guidelines are discussed in more detail in the Compensation Discussion & Analysis section below.

Board of Directors Composition — Our Board currently has eight members and consists of 87.5% independent directors, in accordance with the definition of independence under Rule 5605(a)(2) of the Nasdaq Listing Rules. Only independent directors have Board leadership positions and serve on the Company’s three standing committees further discussed below. Each of the Audit Committee and Nomination & Governance Committee has three members, two directors on those committees constitute a quorum at committee meetings, and the Human Capital & Compensation Committee has four members, and three directors on that committee constitute a quorum at committee meetings. No director serves on more than two standing committees.

On February 9, 2023, one of our directors, Dawn Zier, notified the Company that she will not stand for re-election to another term at the 2023 Annual Meeting, in order to prioritize her time to other commitments. Ms. Zier will remain on the Board until the Annual Meeting. Her decision not to stand for re-election was not the result of any disagreement with the Company or its Board on any matter relating to the Company’s operations, policies, or practices. As discussed below, the Board is nominating D. Scott Peterson to fill the seat that will be left vacant because of Ms. Zier’s decision. In April 2023, in conjunction with the immediate resignation of two other members of the Board, Pano Anthos and Paul Zepf, the Board increased the size of the Board from seven to eight directors and appointed three new directors, S. Hoby Darling, R. Carter Pate and Erika Serow, to fill those seats that were vacant as a result of the resignations and increased size of the Board. As of the record date, the age of our directors being nominated herein ranges from 47 to 72. The tenure of our directors being nominated is from zero to eight years. Our policy is that no director will serve on more than three other public boards and all directors comply with this policy.

Board Governance — Our Board also has implemented Corporate Governance Guidelines for Operation of the Board of Directors. In addition, our Board has adopted a Lead Independent Director Charter stating the authority and responsibilities of the Board’s lead independent director. Board guidelines, charters and policies are included with other governance documents on our website, investor.purple.com/governance/documents.

Board Skills and Experience Matrix

	Darling	DeMartini	DiCamillo	Gray	Hollingsworth	Pate	Peterson	Serow
EXPERIENCE & FUNCTIONAL EXPERTISE
Public Company Executive Leadership	X	X	X		X	X		X
Public Company Board	X	X	X	X	X	X	X	X
Operations	X	X	X	X	X	X	X	X
Consumer Marketing/Brand	X	X	X	X	X	X		X
Digital/Ecomm	X	X	X		X			X
Sales & Retail Management		X	X	X	X	X	X	X
Manufacturing, Supply Chain & Logistics		X	X	X	X	X	X
Product Development	X	X	X	X	X	X	X	X
Technology and Engineering	X		X			X
Finance, Accounting, P&L Management	X	X	X	X	X	X	X	X
International/Global	X	X	X	X	X	X	X	X
M&A/Integration	X	X	X	X	X	X	X	X
Human Capital/Culture Management	X	X	X		X	X	X	X
Diversity, Equity and Inclusion		X			X	X
Risk and Crisis Management	X	X	X	X	X	X	X	X
Cyber Security Risks					X	X

There are no family relationships among the directors and executive officers of the company.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Overview

There are currently eight (8) members of our Board. The terms of all of our directors are scheduled to expire at the 2023 Annual Meeting, at which time seven of the incumbents will stand for re-election and one new director will be nominated. Dawn Zier decided not to stand for re-election at the Annual Meeting, and her term as a director of the Company will end at the Annual Meeting. Director nominees, if elected, will serve a one-year term until the 2024 annual meeting of Stockholders and until their successors are duly elected and qualified.

Nominees

The Board has nominated the following individuals to serve on the Board:

•        S. Hoby Darling

•        Robert DeMartini

•        Gary DiCamillo

•        Adam Gray

•        Claudia Hollingsworth

•        R. Carter Pate

•        D. Scott Peterson

•        Erika Serow

Business background and biographical information on the director nominees is set forth below under “Executive Officers and Directors.”

Cooperation Agreement with Coliseum

On April 19, 2023, we entered into the Cooperation Agreement with Coliseum. The Cooperation Agreement will remain effective until the day following the date on which our 2024 Annual Meeting of stockholders is held.

Under the Cooperation Agreement, we agreed to (i) increase the size of the Board from seven (7) to eight (8) directors; (ii) accept the resignations of Pano Anthos and Paul Zepf as directors; (iii) appoint Adam Gray as Chair of the Board; (iv) appoint S. Hoby Darling, R. Carter Pate, and Erika Serow (the “New Directors”) as directors to fill the vacancies created by the increase in the size of the Board and resignations of Mr. Anthos and Mr. Zepf; and (v) appoint Gary DiCamillo as chair of the Nomination & Governance Committee of the Board.

We agreed to nominate the New Directors, in addition to the incumbent directors, for election at the 2023 Annual Meeting and to nominate D. Scott Peterson for election as a director at the 2023 Annual Meeting to fill the seat of Dawn Zier, who previously notified the Company that she will not be standing for re-election at the 2023 Annual Meeting.

In addition, we agreed to (i) amend our Corporate Governance Guidelines for Operation of the Board of Directors and adopt a Lead Independent Director Charter to provide for the responsibilities of the Lead Independent Director; (ii) amend our Second Amended and Restated Bylaws to include references to our Lead Independent Director Charter; (iii) terminate the stockholder rights agreement adopted by us on September 25, 2022 and agreed not to adopt a new stockholder rights agreement without Coliseum’s prior consent during the term of the Cooperation Agreement; (iv) cause all outstanding shares of our Proportional Representation Preferred Linked Stock (the “PRPLS”) to be redeemed and agreed not to issue any similar security or take any other action that would change the stockholder voting standards from those in effect prior to the issuance of the PRPLS during the term of the Cooperation Agreement; and (v) terminate the Special Committee of the Board. Also pursuant to the Cooperation Agreement, we agreed to reimburse Coliseum for all out-of-pocket fees, costs, and expenses incurred in connection with the previously disclosed Action (as defined below), provided that such amount shall not exceed $4 million in the aggregate.

Coliseum agreed to cause all of the Common Stock that Coliseum or any of its affiliates has the direct or indirect right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at the 2023 Annual Meeting and the 2024 annual meeting of stockholders, (i) in favor of each of the candidates for election on our slate of nominees for election to the Board, (ii) against any stockholder nominations for any other directors, and (iii) against any proposals or resolutions to remove any member of the Board other than for cause.

Coliseum has agreed to be bound by customary standstill restrictions, including, among others, agreements not to acquire additional shares of the Company’s securities that would cause Coliseum’s ownership of Voting Securities (as defined in the Cooperation Agreement) to exceed 44.4% of our total outstanding Common Stock (other than acquisitions directly from the Company), engage in proxy solicitations and related matters, form or join any “group” with respect to shares of the Company, encourage others to pursue a “contested solicitation,” or make any public proposals, subject to certain exceptions. Further, Coliseum has agreed to condition any proposal from it or any of its affiliates to acquire the Company or all or substantially all of the outstanding stock of the Company held by stockholders unaffiliated with Coliseum on (i) such transaction being negotiated by, and subject to the approval of, a Special Committee of directors of the Board who are independent with respect to Coliseum and disinterested under Delaware law and (ii) a nonwaivable condition that such transaction be approved by the affirmative vote of the holders of a majority of our outstanding Common Stock not beneficially owned by Coliseum or its affiliates or other parties with a material conflict of interest in such transaction.

A summary of the Cooperation Agreement is included in a Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 21, 2023. The full Cooperation Agreement is filed as an exhibit to the Form 8-K.

Vote Required

On February 13, 2023, Coliseum Capital Partners, L.P. provided notice to the Corporate Secretary that Coliseum intended to nominate five candidates for election to our Board at the Annual Meeting. Pursuant to the Cooperation Agreement, Coliseum is no longer engaging in proxy solicitations and related matters. Because Coliseum is not pursuing a contested solicitation, the election of directors shall be determined by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The eight nominees receiving a majority of affirmative votes cast at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote “FOR” the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of these director nominees.

DIRECTORS

Directors

Set forth below are the name, age as of the Record Date, business experience and other qualifications of each of our eight director nominees, listed in alphabetical order.

Name	Age	Title	Incumbent
S. Hoby Darling	47	Director	✔
Robert T. DeMartini	61	Director, Chief Executive Officer	✔
Gary T. DiCamillo	72	Director, Lead Independent Director	✔
Adam L. Gray	58	Director, Chair of the Board	✔
Claudia Hollingsworth	63	Director	✔
R. Carter Pate	69	Director	✔
D. Scott Peterson	70	Director
Erika Serow	49	Director	✔

S. Hoby Darling was appointed to our Board on April 27, 2023. Mr. Darling has most recently held several executive roles at Logitech International (NASDAQ: LOGI) since 2017, including being a member of the Logitech global leadership team, head of Logitech’s sports & human performance division, and co-founder and managing partner of Logitech subsidiary Liminal Collective. He served as chief executive officer and as a director of Skullcandy, Inc. (NASDAQ: SKUL), a leading consumer audio and technology company, from 2013 until the sale of Skullcandy, Inc. in 2016. Prior to 2013, Mr. Darling held several roles at Nike, Inc. (NYSE: NKE), including as global general manager of Nike+ Digital Sport and as head of strategy and planning for Nike affiliates. Prior to Nike, he served as senior vice president, strategic development, and general counsel at Volcom, Inc. (NASDAQ: VLCM), a leading manufacturer and marketer of consumer lifestyle products, from prior to its initial public offering and through its sale and integration with Kering Group. Mr. Darling began his career as a corporate attorney at the global law firm of Latham & Watkins LLP. Mr. Darling has served on the board of directors of Youth Enrichment Brands since 2020 and served on the board of directors of Pedego Electric Bikes since 2022. Mr. Darling received a joint MBA degree from the University of California at Berkeley Haas School of Business and Columbia University, a Juris Doctorate from Northwestern University, and a Bachelor of Arts degree from Western Washington University. He is well-qualified to serve on our Board due to his extensive operational and management background.

Robert T. DeMartini served as a director of the Company and as our Acting Chief Executive Officer from December 13, 2021, to February 28, 2022, and has served as our permanent Chief Executive Officer and director since March 1, 2022. Prior to joining the Company, he served as president and chief executive officer of USA Cycling, Inc., the official U.S. Olympic & Paralympic Committee governing body for all disciplines of competitive cycling in the United States, from 2019 until 2021. He previously served as president and chief executive officer at New Balance Athletic Shoes (U.K.) Ltd., from 2018 to 2019 and as president and chief executive officer at New Balance Athletics, Inc. from 2007 to 2018, each a business unit of New Balance, Inc. a leading manufacturer and retailer of athletic footwear, apparel and accessories. From 1982 through 2007 Mr. DeMartini held various leadership positions with Procter & Gamble, The Gillette Company, and Tyson Foods, Inc. He also currently serves on the boards of Welch’s Foods and Q30 Innovations/Q30 Sports Canada, both private companies, and formerly served on the boards of American Functional Fabrics of America, The American Apparel & Footwear Association, and Aloha. Mr. DeMartini received a Bachelor of Science degree in Finance from San Diego State University. He is well-qualified to serve on our Board due to his extensive operational and management background.

Gary T. DiCamillo served as one of GPAC’s directors since GPAC’s initial public offering and has continued to serve as a director of the Company following the Business Combination in February 2018. From June 2017 until January 2020, he served as president and chief executive officer at Universal Trailer Corporation, a manufacturer of leading livestock and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization, and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional, and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served until 2023, during which time he also served as chairman of its audit committee from April 2013 to April 2017. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from 2010 until 2018, where he had chaired the compensation committee from May 2015 to February 2018; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock, and cargo trailers for farm, recreational, and commercial markets, from March 2011 to January 2020; and a board member of EmployBridge Holding Company, a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston and Spoleto Festival USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. He is well-qualified to serve on our Board due to his extensive operational, financial, and management background.

Adam L. Gray was appointed to our Board immediately following the closing of the Business Combination in February 2018. Mr. Gray is a managing partner and co-founder of Coliseum Capital Management, LLC (together with its affiliates and its associates, “Coliseum”), a private firm that makes long-term investments in both public and private companies. Mr. Gray has served on the board of directors of NFI Group, Inc. since March 2012, and the board of directors of Blue Bird Corporation since December 2021. Mr. Gray previously served on the board of directors of the Pas Group Limited from February 2016 until January 2020 (including as its non-executive chairman since August 2017), Redflex Holdings Limited from December 2013 until June 2021 (including as its non-executive chairman since February 2014), Blue Bird Corporation from February 2015 until September 2017, DEI Holdings, Inc. from February 2009 until June 2011, and Benihana Inc. from September 2010 until August 2012. Prior to co-founding Coliseum, Mr. Gray served as executive vice president, Strategic Projects and Capital Management at Burger King Corp, held several executive positions with the Metromedia Restaurant Group, and worked at Kluge & Co. and Morgan Stanley. Mr. Gray holds both a BSE in Finance from the Wharton School of Business and a Bachelor of Science degree in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania. He is well-qualified to serve on our Board due to his extensive operational, financial, and management background.

Claudia Hollingsworth was appointed to our Board immediately following the closing of the Business Combination in February 2018. Ms. Hollingsworth has thirty years of experience in consumer products, having managed manufacturers, wholesalers, and multi-channel retail businesses. Since November 2016, she has served as chief executive officer of i2CEO, a c-level consulting company. From July 2012 to October 2016, she served as chief executive officer at Gump’s San Francisco, a luxury home furnishing, apparel, and jewelry multi-channel retailer. Gump’s San Francisco later filed a petition under Chapter 11 of the U.S. Bankruptcy Code in August 2018. From May 2011 to June 2012, Ms. Hollingsworth served as Chief Executive Officer of i2CEO. Prior to that, she served as president of H.D. Buttercup from July 2007 to May 2011, CEO and president of GBH, Inc. from March 2004 to July 2007, and president and director of Michael Anthony Jewelers from February 2002 to February 2004. Earlier in her career she held various executive management positions with M.Z. Berger and OroAmerica. Ms. Hollingsworth currently serves on the board of directors of Destinations by Design, a premier destination management company, and on the board of directors of Global Partner Acquisition Corp II (NASDAQ: GPAC), serving on two of its board committees. She is a member of the National Association of Corporate Directors and is recognized as a Board Leadership Fellow. She has earned a certification for Cybersecurity Oversight for Directors from the Software Engineering Institute at Carnegie Mellon University. She is well-qualified to serve on our Board due to her extensive operational, financial, and management background.

R. Carter Pate was appointed to our Board on April 27, 2023. Mr. Pate has served as a director of OptionCare Health, Inc. (NASDAQ: OPCH), the nation’s largest independent provider of home and alternate site infusion services, since 2015, and served as Chair of the board of directors of BioScrip, Inc. (NASDAQ: BIOS), which merged with OptionCare Health, Inc. in 2019. Since 2021, he has served as Chair of the board of directors of Riverbed Technology. Mr. Pate previously served as Chair of the board of directors of Red Lion Hotels (NASDAQ: RLH) from 2019 to 2020, and as a member of the board of directors of Advanced Emissions Solutions, Inc. (NASDAQ: ADES), a leader in environmental solutions for power generation, industrial and municipal water purification markets, from 2016 to 2021. Mr. Pate served as Chief Executive Officer of ModivCare Inc. (NASDAQ: MODV) from 2017 to 2020. Prior to that, he served as Chief Executive Officer of MV Global Transportation from 2011 to 2014 and was the Global Managing Partner of Health Care for PricewaterhouseCoopers, among other roles during his career. Mr. Pate was recently named a National Association of Corporate Directors Board Leadership Fellow. Mr. Pate holds a Masters in Accounting and Information Management from the University of Texas at Dallas and a Bachelor of Science degree in Accounting from Greensboro College. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

D. Scott Peterson has been nominated as a candidate for our Board pursuant to the Cooperation Agreement. Mr. Peterson served in various capacities at Advanced Comfort Technologies, Inc. (“Intellibed”), a luxury mattress company acquired by Purple in August 2022, from May 2017 to August 2022 including most recently as the chairman of the board of directors, chief financial officer and largest investor. He also was the chairman of the board of Utah Capital Investment Corporation, a Utah-based venture capital “Fund of Funds” from December 2013 through September 2022. Previously he served on the board of directors and as audit committee chair for Mattson Technology, Inc. (NASDAQ: MTSN) a Nasdaq traded semi-equipment manufacturing company, which was acquired and taken private in 2016, from December 2010 to May 2016. He spent the majority of his 32-year audit career with Ernst & Young LLP, the global professional services firm, from which he retired in 2010 as the pacific northwest area assurance (audit) managing partner, based in the Silicon Valley. He is well-qualified to serve on our Board due to his extensive operational, financial and management background, as well as his experience managing Purple LLC’s newly acquired subsidiary, Intellibed, LLC.

Erika Serow was appointed to our Board on April 27, 2023. Ms. Serow has served as chief marketing officer at Bain & Company (“Bain”) since 2019, responsible for Bain’s global marketing and communication teams, and a member of Bain’s Global Operating Council (executive leadership team), where she serves on the investment and risk committees. From 2016 to 2017, Ms. Serow was the global president and US chief executive officer at Sweaty Betty, a premium athletic apparel company. Ms. Serow began her career at and spent 20 years as a consultant at Bain, where she ultimately led the firm’s retail practice in the Americas. She has served as a director of Lazydays Holdings, Inc. (NASDAQ: LAZY), a recreational vehicle dealership company, since 2018. Ms. Serow earned an MBA at Stanford University and a Bachelor of Arts degree from Duke University. She is well-qualified to serve on our Board due to her expensive operational, marketing, and management background.

Board of Directors

Our Board consists of eight directors who have been elected or appointed to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified. Pursuant to that certain subscription agreement dated February 1, 2018, between the us, Coliseum Capital Partners, L.P. (“CCP”) and Blackwell Partners LLC — Series A (“Blackwell”), entities managed by Coliseum, so long as a certain share ownership level is met, we agreed that at each annual election of directors we would nominate a designee of Coliseum to be included in the slate of members of the Board proposed to the stockholders of the Company. Adam Gray is the current nominee designated by Coliseum.

Our Board is led by its Chair, Adam Gray, who was appointed as the chair on April 27, 2023 pursuant to the terms of the Cooperation Agreement, dated April 19, 2023, between Coliseum, the Company, and solely for purposes of mutual releases and dismissing litigation under the terms of the Cooperation Agreement, Pano Anthos, Gary DiCamillo, Claudia Hollingsworth, Paul Zepf, Dawn Zier, Coliseum Capital Partners, L.P., Coliseum Capital, LLC, and Coliseum Capital Co-Invest III, L.P. Currently, our Board believes that it is in the best interest of the Company and its stockholders to have a person other than our Chief Executive Officer serve as Chair. Our Board believes that separating these roles at this time provides the appropriate balance between strategy development, flow of information between management and the Board, and oversight of management. We believe this structure currently provides guidance for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders. The Board has the discretion to modify this approach as circumstances change.

Pursuant to the Cooperation Agreement, the Company increased the size of the Board from seven to eight directors; accepted the resignations of Pano Anthos and Paul Zepf as directors; appointed Adam Gray as Chair of the Board; appointed the New Directors as directors; and appointed Gary DiCamillo as chair of the Nomination & Governance Committee. Gary DiCamillo will continue to serve as Lead Independent Director. As a result, the current directors consist of S. Hoby Darling, Robert DeMartini, Gary DiCamillo, Adam Gray, Claudia Hollingsworth, R. Carter Pate, Erika Serow, and Dawn Zier. Except for Dawn Zier, the Company agreed to nominate these directors for election at the 2023 Annual Meeting and to nominate D. Scott Peterson for election as a director at the 2023 Annual Meeting to fill the seat of Dawn Zier, who previously notified the Company that she will not stand for re-election at the 2023 Annual Meeting.

Furthermore, pursuant to the Cooperation Agreement, at the 2023 Annual Meeting and the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), Coliseum will cause all of the Common Stock that Coliseum or any of its affiliates has the direct or indirect right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted (i) in favor of each of the candidates for election on the Company’s slate of nominees for election to the Board, (ii) against any stockholder nominations for any other directors, and (iii) against any proposals or resolutions to remove any member of the Board other than for cause. Coliseum has agreed to be bound by customary standstill restrictions, including, among others, agreements not to acquire additional shares of the Company’s securities that would cause Coliseum’s ownership of Voting Securities to exceed 44.4% of the total outstanding Common Stock (other than acquisitions directly from the Company), engage in proxy solicitations and related matters, form or join any “group” with respect to shares of the Company, encourage others to pursue a “contested solicitation,” or make any public proposals, subject to certain exceptions. Further, Coliseum has agreed to condition any proposal from it or any of its affiliates to acquire the Company or all or substantially all of the outstanding stock of the Company held by stockholders unaffiliated with Coliseum on (i) such transaction being negotiated by, and subject to the approval of, a Special Committee of directors of the Board who are independent with respect to Coliseum and disinterested under Delaware law and (ii) a nonwaivable condition that such transaction be approved by the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock not beneficially owned by Coliseum or its affiliates or other parties with a material conflict of interest in such transaction. Also pursuant to the Cooperation Agreement the Company will reimburse Coliseum for all out-of-pocket fees, costs, and expenses incurred in connection with the previously disclosed Action (as defined below), provided that such amount shall not exceed $4 million in the aggregate.

Director Independence

Currently, we have eight (8) directors serving on our Board. Our Class A Stock is listed on the Nasdaq Global Market. Using the definition of independence set forth in the rules of NASDAQ and the SEC, our Board has determined that Mr. Darling, Mr. DiCamillo, Mr. Gray, Ms. Hollingworth, Mr. Pate, Ms. Serow, and Ms. Zier are “independent directors.” Our independent directors hold regularly scheduled meetings at which only independent directors are present. Mr. DiCamillo continues to serve as the Lead Independent Director. The Board also has determined that, if elected at the Annual Meeting, Mr. Peterson will not be an “independent director” because he is a consultant to the Company related to the Company’s preparation of its and Intellibed, LLC’s financial statements and he has received compensation for that service from the Company in excess of $120,000 within the preceding twelve months.

Committees of the Board of Directors

The standing committees of our Board consist of an Audit Committee, a Human Capital & Compensation Committee and Nomination & Governance Committee. Each committee reports to the Board as each deems appropriate and as the Board may request. The Board also had for about seven months a non-standing Special Committee that currently has been terminated. The Board recently reconstituted committee membership given the recent resignation of two directors, the addition of the New Directors, and the decision of one director not to stand for re-election at the 2023 Annual Meeting. The composition, duties and responsibilities of each committee are as set forth below. A copy of each standing committee’s charter is available on our website at http://www.purple.com. The information on our website is not part of this Proxy Statement.

Audit Committee

Through 2022, the members of our Audit Committee included Mr. DiCamillo, Ms. Hollingsworth and Mr. Anthos. Mr. DiCamillo serves as the Chair of the Audit Committee. Mr. Anthos recently resigned as a director and Mr. Pate recently was appointed to serve on the Audit Committee. After the 2023 General Meeting, Mr. Pate will Chair the Audit Committee, Ms. Hollingsworth will no longer serve on the Audit Committee, and Mr. Darling will become a member of the Audit Committee. The Audit Committee held eight meetings in 2022. Our Board has determined that these directors are independent directors according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our Board has also determined that each of Mr. DiCamillo and Mr. Pate is an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The charter of our Audit Committee details the principal functions of the Audit Committee which includes, among other items, the following:

•        Perform the Board’s oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance.

•        Review and discuss the quarterly financial statements and the Company’s disclosures provided in periodic quarterly reports including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management, the senior internal auditing executive and the independent auditor.

•        Oversee the external audit coverage. The Company’s independent auditors are ultimately accountable to the Audit Committee, which has the direct authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors.

•        Oversee internal audit coverage.

•        Resolve any differences in financial reporting between management and the independent auditors.

•        Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or alleged breaches of the Company’s code of conduct and other policies, and (iii) the submission by employees of concerns regarding any improper conduct of senior management and overseeing investigations and enforcement actions.

•        Discuss policies and guidelines to govern the process by which risk assessment and enterprise risk management is undertaken.

•        Review annually the Company’s cybersecurity risk management program and its design and operating effectiveness with appropriate professionals.

•        Oversee the Company’s compliance with material laws and regulations, and the development of appropriate policies and initiatives related to, data retention and destruction, security of confidential data, and privacy of personal information, and preparedness for preventing data breaches and protecting the privacy of employees and customers, and responses to incidents involving unintended disclosures of data or private information.

•        Review quarterly with management actions taken and to be taken for the safety and protection of employees and customers related to workplace conditions and practices and the safety of the Company’s products and oversee responses to incidents related to claims of significant personal injuries or death.

•        Review annually with management the level of insurance protection in effect.

•        Meet periodically and at least four times per year with management to review and assess the Company’s major financial and other enterprise risk exposures and the manner in which such risks are being monitored and controlled.

•        Meet periodically (not less than annually) in separate executive session with each of the chief financial officer, the senior internal auditing executive, and the independent auditors.

•        Review and approve all “related party transactions” requiring disclosure under SEC Regulation S-K, Item 404, in accordance with the policy set forth in Section 6 below.

•        Review periodically with the Company’s general counsel and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

•        As it determines necessary to carry out its duties, engage and obtain advice and assistance from outside legal, accounting or other advisers.

•        Prepare the report of the Audit Committee required by the rules of the SEC to be included in the Company’s Annual Report on Form 10-K or proxy statement for each annual meeting.

•        Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Nomination & Governance Committee for approval by the Board.

•        Inquire and discuss with management the Company’s compliance with applicable laws and regulations.

•        Determine the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

•        On a quarterly basis, review and approve all payments, other than compensation, made to the Company’s existing executive officers or directors and their respective affiliates.

•        Discharge any other duties, responsibilities or activities delegated to the Audit Committee by the Board from time to time.

•        Take such other actions as its members from time to time deem necessary or appropriate.

Human Capital & Compensation Committee

Through 2022, the members of our Human Capital & Compensation Committee included Ms. Hollingsworth, Mr. Gray and Ms. Zier. Ms. Hollingsworth serves as the Chair of the Human Capital & Compensation Committee. The current members of our Human Capital & Compensation Committee include Mr. Darling, Ms. Hollingsworth, Mr. Pate and Ms. Zier. After the 2023 Annual Meeting, Ms. Zier, who decided not to stand for re-election, will no longer be a member and Ms. Serow will serve as a member of this committee. The Human Capital & Compensation Committee held four meetings in 2022. Our Board has determined that Mr. Darling, Ms. Hollingsworth, Mr. Gray, Mr. Pate, Ms. Serow, and Ms. Zier are independent directors under the rules and regulations of the SEC and NASDAQ listing requirements. The charter of our Human Capital & Compensation Committee details the principal functions of the Human Capital & Compensation Committee which includes, among other items, the following:

•        Review and recommend to the Board (and stockholders if necessary or appropriate) for approval the establishment of or material change in any incentive, pension or profit-sharing, or equity compensation plan; and review and approve other modifications to such plans; and review the equitable design of employee compensation programs.

•        Provide oversight of the Company’s human capital and employment policies and practices and help identify areas of improvement and ‘best practices.’

•        Review and advise management on the Company’s processes and practices related to workforce diversity, equity, and inclusion programs, including recruitment, retention, development, internal communications programs, and the administration of executive compensation programs, with a focus on the Company’s commitment to diversity, equity, and inclusion.

•        Annually review and recommend to the Board for approval corporate goals and objectives relevant to the salaries and short- and long-term compensation and incentives of the CEO and the Company’s other executive officers.

•        Administer and make awards under the Company’s equity compensation plans (except awards with respect to the CEO and the executive officers, whose awards are recommended to the Board for approval).

•        Evaluate annually the performance of the CEO and review the performance of the other executive officers in light of the Company’s goals and objectives and recommend to the Board the salaries and short- and long-term incentives, including awards under equity, incentive and compensation plans, for these employees.

•        Review and recommend to the Board for approval any employment offer, employment agreement, severance agreement, retention agreement and change in control agreement, and any other special or supplemental benefits with respect to the CEO and the executive officers.

•        Establish, review, and monitor compliance with policies and procedures related to executive perquisites and be informed in a timely manner of significant officer stock transactions and review and approve all executive perquisite plans or programs and all material modifications thereto.

•        Review and monitor executive talent, and develop and recommend to the Board for approval, and oversee executive officer (other than the CEO) interim and long-term succession plans and related career development plans.

•        Prepare the compensation committee report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement or Annual Report.

•        Review the adequacy of annual proxy statement and report disclosures related to director and officer compensation.

•        Oversee, in conjunction with the Board, engagement with stockholders and proxy advisory firms on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes.

•        As it determines necessary to carry out its duties, engage and obtain advice and assistance from outside consultants, legal or other advisers.

•        Review and reassess annually the adequacy of this Charter and recommend any proposed changes to the Nomination & Governance Committee.

•        Take such other actions as its members from time to time deem necessary or appropriate

Human Capital & Compensation Committee Interlocks and Insider Participation

As referenced above, each of Ms. Hollingsworth, Mr. Gray and Ms. Zier served on the Human Capital & Compensation Committee during 2022. No committee member of the Human Capital & Compensation Committee was, at any time during 2022 or at any other time, an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board during 2022.

Nomination & Governance Committee

Through 2022, the members of our Nomination & Governance Committee included Mr. Anthos, Mr. DiCamillo, Mr. Gray and Ms. Zier. In 2022, Mr. Gray served as the Chair of the Nomination & Governance Committee, and currently Mr. DiCamillo serves as the Chair of the Nomination & Governance Committee. The current members of our Nomination & Governance Committee include Mr. DiCamillo, Ms. Zier, and Ms. Serow. After the 2023 Annual Meeting, Ms. Zier, who decided not to stand for re-election, will no longer be a member and Ms. Hollingsworth will serve as a member of this committee. The Nomination & Governance Committee held five meetings in 2022. Our Board has determined that Mr. Anthos, Mr. DiCamillo, Mr. Gray, Ms. Hollingsworth, Ms. Serow, and Ms. Zier are independent directors under the rules and regulations of the SEC and NASDAQ listing requirements. The charter of our Nomination & Governance Committee details the principal functions of the Nomination & Governance Committee which includes, among other items, the following:

•        Determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director.

•        Identify and screen individuals qualified to become members of the Board, consistent with the criteria approved by the Board. The Nomination & Governance Committee shall consider any director candidates recommended by the Company’s stockholders pursuant to the procedures set forth in the Company’s Corporate Governance Guidelines or as described in the Company’s proxy statement.

•        Make recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

•        Review the size of the Board and make any recommendations to the Board for changing the number of directors serving on the Board.

•        Develop, recommend to the Board for approval, and oversee a policy on Board diversity, equity and inclusion.

•        Review the Company’s Corporate Governance Guidelines and other documents, all committees’ committee charters, policies, codes of conduct, and procedures in the Company’s corporate governance framework at least once a year and to recommend any changes to the Board for its approval.

•        Oversee the Company’s corporate governance practices and procedures, including identifying best practices, and advise the Board regarding major corporate governance issues.

•        Oversee the process for an annual evaluation of the Board and its committees, to administer, with the assistance of the Chairperson as defined in the Corporate Governance Guidelines, this annual evaluation, to make reports and recommendations to the Chairperson and Board and to review and assess the adequacy of the self-evaluation process for committees and Directors and make any recommendations for changes to the Board.

•        Review the Board’s committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and the committee chair annually, including for this Committee, for the Board’s approval.

•        If a vacancy on the Board and/or any Board committee occurs, identify and make recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by election by stockholders or appointment by the Board.

•        Oversee a Company orientation program for new directors and a continuing education program for current directors, periodically review these programs and update them as necessary.

•        Review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, and to recommend that this disclosure be, included in the Company’s proxy statement or Annual Report on Form 10-K, as applicable.

•        Oversee generally the Company’s compliance with material laws and regulations and the development of appropriate policies and initiatives relating to social justice, environmental justice, and other environmental, social and governance matters.

•        As it determines appropriate, consider corporate governance, social responsibility, environmental and sustainability matters, and make recommendations to the Board regarding, or take action with respect to, such matters.

•        Develop, recommend to the Board for approval, and oversee CEO interim and long-term succession plans and related career development plans (collectively the “Succession Plan”) in accordance with the Corporate Governance Guidelines, and to review the Succession Plan annually, develop and evaluate potential candidates for the CEO position and recommend to the Board any changes to and any candidates for succession under the Succession Plan.

•        To review any director resignation letter tendered in accordance with the Corporate Governance Guidelines and evaluate and recommend to the Board whether such resignation should be accepted.

•        To review and approve the requests of directors and executive officers seeking to accept invitations to serve on boards of directors of other public companies and committers thereof.

•        To discharge any other duties, responsibilities or activities delegated to the Nomination & Governance Committee by the Board from time to time.

•        To take such other actions as its members from time to time deem necessary or appropriate.

Our Nomination & Governance Committee may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Nomination & Governance Committee considers various potential candidates which may come to our attention through current board members, professional search firms, stockholders, or other persons. These candidates may be evaluated by our Nomination & Governance Committee at any time during the year.

In evaluating a director candidate, our Nomination & Governance Committee will review his or her qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of our business and technology, educational and professional background, personal accomplishment, and other relevant factors. Our Nomination & Governance Committee has not established any specific qualification standards for director, although from time to time the Nomination & Governance Committee may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. We have a formal diversity policy relating to the identification and evaluation of nominees for director. Our Nomination & Governance Committee interviews prospective nominees, in person or by telephone, and involves other directors to interview certain candidates when deemed to be useful in the evaluation process. After completing this evaluation, the Nomination & Governance Committee will determine the nominees to be recommended to the Board for approval.

Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. All candidates are required to meet the criteria as described above, as well as those discussed in our Corporate Governance Guidelines and other governing documents, as applicable, as determined by the Nomination & Governance Committee.

Special Committee

On September 25, 2022, the Board formed a non-standing Special Committee to determine the necessary actions to evaluate the Coliseum proposal previously received by the Board and all matters in which there was determined to be a conflict of interest with Coliseum, and the course of action that is in the best interests of all the Company’s shareholders. The members of that Special Committee included Mr. DiCamillo, Ms. Hollingsworth, Mr. Zepf, and Ms. Zier. Ms. Zier served as the Chair of the Special Committee. On April 27, 2023, the Special Committee was terminated. The Special Committee held 23 meetings in 2022. Our Board has determined that Mr. DiCamillo, Ms. Hollingsworth, Mr. Zepf, and Ms. Zier are independent and disinterested directors for purposes of considering matters involving Coliseum.

Code of Ethics

We have adopted a Code of Ethics that applies to all our employees, including our chief executive officer, chief financial officer, and principal accounting officer. Our Code of Ethics is available on our website http://www.purple.com under the “Governance” tab on the Investors page. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer, and principal accounting officer by posting the required information on our website at the above address. This website and the information on this website are not part of this Proxy Statement.

Anti-Hedging and Pledging Policy

Our Insider Trading Policy expressly discourages its directors, officers, and other employees from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Board. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer for approval at least 1 week prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. Our Insider Trading Policy further prohibits its directors, officers and other employees from engaging in or using short sales, trading options, margin accounts, and pledges, as defined therein and subject to hedging that may be precleared by the Board.

Risk Oversight

Our Board oversees the Company’s business and considers the risks associated with business strategy and decisions. Our Audit Committee also provides risk oversight and reports any material risks to our Board. Our Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, our Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Human Capital & Compensation Committee helps our Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nomination & Governance Committee monitors and assists the Board and management on risks related to governance and sustainability matters. Each of these committees is required to make regular reports of its actions and any recommendations to our Board, including recommendations to assist our Board with its overall risk oversight function.

Board Meetings and Attendance at Annual Meetings

The Board held fourteen meetings during 2022. Each director attended more than 75% of the total number of meetings of the Board and its committees that were held while they were in office. Although we encourage Board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. All our directors who were in office at the time of our 2022 annual meeting of stockholders attended that meeting.

Stockholder Communications with Directors

We have not yet adopted a formal process for stockholder communications with the Board. We have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to us at our corporate offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, to the attention of Casey K. McGarvey, Chief Legal Officer and Secretary.

Board Diversity

The matrix below sets forth the demographic characteristics of the members of our Board, as reported by our directors:

Board Diversity Matrix (as of May 23, 2023)
Total Number of Directors-8

	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity
Directors	3	5	—	—
Number of Directors who identify in any of the categories below
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian (other than South Asian)	—	—	—	—
South Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or more Races or Ethnicities	—	—	—	—
LGBTQ	—
Persons with Disabilities	—
Did not Disclose Demographic Background	—

We are committed to a policy of diversity and inclusion. The Nomination & Governance Committee is responsible for addressing the issues of diversity and inclusion and considers the qualifications of individual director candidates considering the needs of the Board and the Company, the requirements of The Nasdaq Stock Market listing rules, and other applicable regulations. In performing its responsibilities for identifying, screening, and recommending candidates to the Board, the Nomination & Governance Committee seeks to ensure that candidates with a diversity of ethnicities and genders are included in each pool of candidates from which Board nominees are chosen. Any third-party consultant asked to furnish an initial list of candidates will also be requested to include such candidates. In addressing the overall composition of the Board, characteristics such as diversity (including gender and race), age, international background, and expertise should be considered. The Nomination & Corporate Governance Committee and the Board will periodically review the composition of the Board to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

Director Compensation

Compensation for non-employee directors is determined by the Board. In 2022, compensation earned by Robert T. DeMartini was earned in his capacity as a named executive officer and is described below. In May 2021, the Board determined that each of the Board Chair, Lead Independent Director and each other non-employee director receive annual retainers for Board service in the amounts of $225,000, $195,000 and $175,000, respectively, which shall be split 50% in cash and 50% in equity of the Company. In addition, the chair of the Audit Committee received incremental annual compensation of $15,000. The chair of the Human Capital & Compensation Committee received incremental annual compensation of $15,000 and the chair of the Nomination & Governance Committee received an incremental $10,000 in annual compensation. All such additional compensation to the chairs of the committees is paid in cash. The members of the non-standing Special Committee received incremental cash compensation of $15,000 per month, with the chair of the Special Committee receiving $20,000 per month. All cash compensation for the annual retainers was paid quarterly in advance, the cash compensation for the non-standing Special Committee was paid quarterly in arrears while equity compensation was granted annually around the time of the 2022 annual meeting of shareholders.

Our non-employee directors earned the following compensation for their service during our fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Pano T. Anthos(2)	87,500	88,299	—	—	—	175,799
Gary T. DiCamillo	163,000	98,390	—	—	—	261,390
Adam L. Gray(3)	97,500	88,299	—	—	—	185,799
Claudia Hollingsworth	153,000	88,299	—	—	—	241,299
Paul J. Zepf(2)	163,000	113,529	—	—	—	276,529
Dawn M. Zier	154,833	88,299	—	—	—	243,132

____________

(1)      Equity compensation paid to directors is in the form of fully vested stock. The value reported was computed in accordance with FASB ASC Topic 718 by multiplying the number of shares issued times the closing trading price on the date of issuance.

(2)      Pursuant to the Cooperation Agreement, Pano Anthos and Paul Zepf resigned as directors on April 27, 2023.

(3)      All board compensation for Mr. Gray is paid to Coliseum Capital Partners, L.P. per Coliseum requirements.

PROPOSAL NO. 2 — advisory vote on executive compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting stockholder approval of a non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

The primary objectives of our executive compensation program are to successfully recruit, motivate, and retain experienced and talented executives, provide competitive compensation arrangements that are tied to corporate and individual performance, align the financial interests of our executives with those of our stockholders, and drive superior, sustained stockholder value. Our executive compensation program, which is administered by the Human Capital & Compensation Committee, is intended to align actual compensation payments to actual Company performance and stockholder returns and to adjust upward during periods of strong performance or downward when performance is short of expectations.

We believe the performance-based incentives provided under our executive compensation program appropriately align the actual compensation paid to our executives with actual performance and increased shareholder value. Consistent with our pay-for-performance philosophy, our executive compensation program is designed to provide meaningful opportunities for compensation upon meeting rigorous performance expectations but does not provide for a significant guaranteed compensation or pay incentives without achieving Company and individual performance goals as well as significant increases in stock prices.

As discussed further in this proxy, our 2022 compensation decisions focused primarily around the need to hire, motivate, and reward our new executive team. To address executive retention and motivation concerns, our new and prior executives participate in a long-term incentive plan awarding grants with a three-year performance period.

See the “Executive Compensation” section of this Proxy Statement and the related tables and narrative disclosure for additional information regarding our compensation program for the named executive officers.

The Board recommends that stockholders approve the following advisory resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in this Proxy Statement pursuant to item 402 of Regulation S-K, including the compensation tables and narrative disclosure.”

Vote Sought

Although this advisory resolution is non-binding, the Board values input from stockholders on our executive compensation. Our Human Capital & Compensation Committee will review and consider the voting results for this proposal and consider the outcome of the vote in making future decisions concerning our executive compensation program.

Under the Board’s current policy, shareholders are given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s annual meeting of stockholders in 2024.

Recommendation

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Unless marked otherwise, proxies received will be voted “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

EXECUTIVE COMPENSATION

Human Capital & Compensation Committee Report

The prior and current Human Capital & Compensation Committee of the Board, consisting entirely of independent directors during 2022, has reviewed and discussed with management the following Compensation Discussion & Analysis. Based upon the Human Capital & Compensation Committee’s review and discussions with management, the Human Capital & Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Claudia Hollingsworth, Chair

S. Hoby Darling

Adam Gray

R. Carter Pate

Dawn Zier

Executive Summary of 2022 Performance

Net revenues decreased 20.7% to $575.7 million for the year ended December 31, 2022, compared to $726.2 million for the year ended December 31, 2021, and decreased 11.2% compared to $648.5 million for the year ended December 31, 2020. These decreases were primarily due to post-Covid changing demand for home related products as consumer spending shifted towards services and experiences, the negative effect of inflationary pressures on consumer discretionary spending and our intentional reduction in advertising spend.

Gross profit decreased 28.6% to $210.6 million in 2022 compared to $295.0 million in the prior year due primarily to the decrease in sales volume. The gross profit percentage in 2022 was 36.6% as compared to 40.6% in 2021. Our gross profit percentage was adversely impacted by elevated levels of materials, labor and freight costs, lower demand levels and a shift in revenue to our wholesale channel, which carries a lower average selling price than sales from our DTC channel. In addition, our efficiency and cost reduction initiatives, including greater balancing of production and fulfillment operations between facilities, were initiated in the first half of fiscal 2022 and did not become fully impactful until the second half of the year.

The net loss attributable to us was $89.7 million in 2022 as compared to net income attributable to us of $4.0 million in 2021. The net loss reflected an operating loss of $40.3 million, other income of $163.2 million and income tax expense of $212.9 million.

As the softening of demand for home related products continues, with consumers shifting spending towards services and experiences, and consumer spending habits shift from e-commerce to brick and mortar, we have been investing in showroom expansion where we continue to develop our capabilities. We also are growing our placements with wholesale partners and focusing on improving wholesale door productivity. We ended 2022 with 55 Purple showrooms after adding 27 net new locations during the year and we plan to add additional showrooms in 2023. In addition, at the end of fiscal 2022, our products were being sold through approximately 3,400 wholesale doors, having added approximately 900 net new doors during 2022. Showroom expansion and improving the sales productivity of our wholesale doors remain a primary focus and are critical components of our strategy to respond to shifting demand patterns. After several years of hyper growth and increased investments to support current and future expansion, we are now building the framework for improved operational maturity and accountability after focusing on right-sizing our operations, improving our execution, and refining our strategies that will drive share gains in the premium mattress category and position us for accelerated growth.

On August 31, 2022, we acquired Intellibed, a premium sleep and health wellness company, offering gel-based mattresses scientifically designed for maximum back support, spinal alignment, and pressure point relief. We believe the acquisition of Intellibed was a strong strategic addition because of shared technology, geographic proximity of their primary facility, and an immediate impact on our target luxury market expansion. We also expect to capitalize on synergies of the combined companies and benefit from expanding the market presence of premium product offerings. In addition, the acquisition has allowed us to consolidate ownership of our intellectual property and more fully capitalize on growing demand for products with gel technologies. Moreover, the acquisition accelerated our product development program by several years and allowed us to immediately enter the luxury segment of the sleep and wellness industry as these higher price points are a natural extension of our existing product offerings.

Named Executive Officers

We refer to the individuals below as our principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (our “NEOs”) for the year ended December 31, 2022:

Name	Position Title
Robert T. DeMartini	Chief Executive Officer (“CEO”)(1)
Bennett L. Nussbaum	Interim Chief Financial Officer (“Interim CFO”)(2)
John J. Roddy IV	Chief People Officer
Eric S. Haynor	Chief Operating Officer(3)
Casey K. McGarvey	Chief Legal Officer
Patrice A. Varni	Chief Marketing Officer(4)

____________

(1)      Mr. DeMartini began his employment with the Company on January 3, 2022, as Acting CEO. Effective March 1, 2022, Mr. DeMartini’s title changed to Chief Executive Officer to align with his appointment to that position on a permanent basis.

(2)      Mr. Nussbaum’s consulting contract with the Company expires on December 31, 2023.

(3)      Mr. Haynor began serving as the Chief Operating Officer on June 6, 2022.

(4)      Ms. Varni left the Company on October 18, 2022.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis reviews the principles underlying our compensation policies and decisions for 2022.

Executive Compensation Principles & Best Practices

What We Do	What We Do Not Do

•   Pay For Performance — We align the interests of our executives and shareholders using financial performance-based annual cash incentive compensation and service and stock price-based three-year long-term cash and equity incentive compensation.

•   Double-Trigger Change in Control — A “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination.

•   Annual Risk Assessment — We conduct an annual risk analysis of our executive compensation program to ensure that our program does not encourage inappropriate risk-taking. We also annually review “burn rate” resulting from equity grants to ensure it is not excessive.

•   Compensation Benchmarking — We compare our executives’ total compensation to a consistent peer group for market comparable data. We evaluate that peer group annually to ensure that it remains appropriate, and we add or remove peers only when clearly warranted.

•   Independent Compensation Consultant — We engage an independent compensation consultant to review and provide recommendations regarding our executive compensation program.

•   Salary Increases — We do not provide for automatic salary increases.

•   No Excise Tax Gross Ups — We do not provide for excise tax gross-ups in the event of a change-in-control.

•   Limitations on Short Sales, Pledging and Hedging — Our insider trading policy prohibits any short sale activities and pledging by our executives and directors, and restricts hedging.

•   Executive Benefits/Perquisites — We do not maintain any defined benefit or supplemental retirement plan, nor do we provide other personal benefits to our NEOs that are not available to all employees.

•   Short-Term Incentive Plan — We do not pay under the STIP when the adjusted EBITDA minimum target threshold is not met.

•   Long-term Incentive Plan — Our long-term equity incentive plan prohibits repricing or buyouts of underwater options or stock appreciation rights without shareholder approval.

Compensation Philosophy

Our compensation program is designed to attract, motivate and retain highly talented executives, and to provide competitive compensation opportunities that align management’s interests with the short- and long-term interests of our shareholders. Our incentive compensation plans are designed with the objectives of motivating the desired performance and maximizing shareholder value.

In general, relative to an appropriately sized peer group that has been approved by the Human Capital & Compensation Committee, we strive to set base salaries, or fixed compensation, and annual and long-term incentive opportunities, or variable, at-risk compensation, for our top executives around the market medians. We use the data from the compensation peer group solely for informational purposes, however, and do not make significant pay decisions based on market data alone. We design our incentive compensation plans to deliver total compensation above the 50th percentile relative to our peers when justified by the performance and stock price achievement of the Company relative to our peers and general industry and of our executives, on an individual level.

We believe that our compensation philosophy is designed to place a significant portion of each NEO’s total direct compensation at risk, make such compensation dependent on our achievement of pre-determined financial and stock performance objectives, and require retention of minimum levels of stock ownership. We believe our compensation program, equity retention guidelines and underlying compensation philosophy motivate management to execute on the strategic and operational plans that will deliver continued profitability and sustained increases in shareholder value over the long-term, ultimately aligning the interests of our executives with those of our shareholders.

The forms and level of compensation for each NEO is determined after considering several factors, including the executive’s position and scope of responsibility within Purple, performance results, ability to assume increasing responsibility within the Company, and the competitive compensation data and, at times, other external market-based factors. The Human Capital & Compensation Committee uses all of this information when establishing compensation opportunities in order to arrive at a comprehensive package that both emphasizes performance and is competitive in the marketplace.

The Human Capital & Compensation Committee reviews and considers this philosophy from time to time and may adjust as it determines necessary or appropriate.

Evaluation of Stockholder “Say — on — Pay” Vote Results

We value input from our shareholders on our executive compensation programs. Our Board seeks an annual non-binding advisory vote from shareholders to approve our executive compensation. At our annual shareholders’ meeting held in 2022, our shareholders overwhelmingly approved the advisory vote to approve executive compensation with over 99% of the votes cast voted in favor of the advisory vote to approve our executive compensation. Based on our Say-on-Pay advisory vote results, we believe our overall executive compensation program was well received by our stockholders as it is tailored to our business strategies, aligned with our pay for performance philosophy, and designed to create long-term value for stockholders.

Primary Elements of Compensation

Component	Description	Primary Objective
Base Salary	Fixed cash compensation	• Provide competitive fixed compensation considering the job responsibilities, individual performance, experience, expertise and qualifications
Short-Term Incentive Plan (“STIP”)	Performance-based cash compensation tied to the achievement of pre-determined, quantitative financial performance goals and if obtained, qualitative personal performance criteria	• Financial metrics focus our NEOs on achieving key short-term business objectives that are critical to our growth and overall success
Long-Term Incentive Program (“LTIP”)	Annual equity awards consisting of: • 35% time-based restricted stock units (“RSUs”) that vest annually over a three-year period; and	• Promote three-year retention thru the use of time-based RSUs
	• 65% performance-based restricted stock units (“PSUs”) that vest at the conclusion of a three-year performance period based on absolute stock price growth	• Motivate sustained, long-term value creation • Align executive and stockholder interests by encouraging meaningful stockholder value delivery before any awards vest
• Promote retention through long-term stock ownership guidelines

The pay mix at targets is displayed below:

CEO (R. DeMartini) Compensation Mix

23.8%
23.8%
52.4%
76.2%
At-Risk
Base % Total
ST Cash Incentive % Of Total
LT Equity Incentive % Of Total

Average NEO (Haynor, McGarvey, Roddy, Varni)
Compensation Mix
30.2%
53.5%
At-Risk
46.5%
23.3%
Base % Total
ST Cash Incentive % Of Total
LT Equity Incentive % Of Total

The average NEO compensation mix includes our NEOs for 2022, and does not include Mr. DeMartini or Mr. Nussbaum, who serve as our CEO and our Interim CFO (subject to a Consultancy Agreement). We believe that our compensation program provides significant alignment between pay and performance by linking a meaningful portion of total compensation to the achievement of pre-determined quantitative performance goals through our short-term incentive plan, as well as rigorous absolute stockholder return goals through our long-term incentive plan. The above graphics illustrate the mix between fixed pay (base salary) and at-risk pay incentives (short-term incentive in the form of cash and long-term incentive in the form of RSUs and PSUs) for our CEO and the average of our other NEOs, in each case based on target levels of compensation.

Compensation Process

The Human Capital & Compensation Committee, with advice and analyses from its independent outside advisor, Lyons, Benenson & Company Inc., (“LB&Co.”), considers current compensation levels, benchmarking and other data of peer companies, individual and Company performance, future leadership potential and succession planning, among other factors, in determining appropriate target compensation levels for our NEOs. The Human Capital & Compensation Committee does not use a formula to weight these factors, but instead uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs.

After the end of the performance period to which a particular incentive award relates, the Human Capital & Compensation Committee will review our performance relative to the applicable performance targets and recommend payouts based on that performance. The Human Capital & Compensation Committee generally has the discretion to recommend payouts that are above or below what would be indicated based on actual performance levels for the applicable performance period. For purposes of determining the amount of a payout to recommend, if any, it may also consider infrequent or non-recurring items that are not reflective of ongoing operations, such as the effects of major corporate transactions or other items that the Human Capital & Compensation Committee determines, in its judgment, significantly interferes with the comparability of our actual performance relative to the pre-determined performance targets (including financials).

Consistent with our executive compensation philosophy, the Human Capital & Compensation Committee, in consultation with LB&Co., establishes a benchmark peer group for compensation comparison purposes.

The Human Capital & Compensation Committee reviews, at least annually, the compensation peer group to confirm that it includes companies that are comparable to Purple on the basis of industry focus, scope of operations, size (based on revenues) and the competitive marketplace for talent. In reviewing our peer group, we also consider companies from other tangential, but related, industries that would be appropriately considered to be a part of the marketplace for talent within which we compete. We use this data solely for informational purposes, and we do not make significant pay decisions based on the market data alone.

The 2022 peer group is set forth below:

Blue Apron Holdings, Inc.	MillerKnoll, Inc.
Casper Sleep Inc.	Nautilus, Inc.
GoPro, Inc.	Sleep Number Corporation
Haverty Furniture Companies, Inc.	Overstock.com, Inc.
Hooker Furniture Corporation	Traeger, Inc.
iRobot Corporation	Vivint Smart Home, Inc.
La-Z-Boy Incorporated	Warby Parker Inc.
Malibu Boats, Inc	YETI Holdings, Inc.
Medifast, Inc.

This peer group, which varies from the 2021 peer group, was established with the intent of being an aspirational peer group, with an emphasis on companies that are focused on technology and innovation, particularly in the consumer discretionary and home furnishings industries, and, to the extent possible, are also digitally native with both online and bricks and mortar retail facilities. The Human Capital & Compensation Committee recognizes that this group continues to include certain companies that are larger than the Company, in some cases significantly so; nevertheless, they view this peer group as appropriate considering the importance it ascribes to providing competitive compensation opportunities that are sufficient to attract and retain the talented executives needed to lead the Company.

Roles & Responsibilities in the Compensation Process

The Company’s compensation philosophy drives our decision-making process. Decisions about individual levels of each compensation element involve the participation of multiple parties, following a comprehensive, multi-step process. The key parties and their roles in the process are described below:

Role of the Human Capital & Compensation Committee

The Human Capital & Compensation Committee is appointed by our Board to assist it in fulfilling its oversight responsibility by overseeing all significant aspects of our compensation policies and programs, including:

•        Reviews and approves the compensation and annual performance objectives and goals of our executive officers.

•        Reviews, approves, and administers incentive-based and equity-based compensation plans in which our executive officers participate.

•        Evaluates CEO and other NEO performance in light of the Company’s goals and objectives and recommends to the Board the salaries and short- and long-term incentives for these employees.

•        Evaluates risks created by our compensation policies and practices and considers any reasonably likely effect of such risk.

•        Reviews and recommends to our Board new or modified executive compensation programs (if any).

Role of Management

During 2022, our CEO, in consultation with the Board, set our strategic direction and worked with the Human Capital & Compensation Committee to identify and set appropriate targets for executive officers (other than himself). He made recommendations to the Human Capital & Compensation Committee regarding the elements of compensation for each of our executive officers reporting to him, and also provided the Human Capital & Compensation Committee with his evaluation of those officers’ performance. He was assisted, as needed, by other members of management, including our Interim Chief Financial Officer, Chief Legal Officer and Chief People Officer for purposes of administering and implementing the compensation program.

Role of the Consultant

During 2022, the Human Capital & Compensation Committee engaged LB&Co. as its independent compensation consultant to advise on executive compensation and related corporate governance matters. LB&Co. assisted the Human Capital & Compensation Committee in determining the compensation peer group, which is described in more detail above. LB&Co. also advised the Human Capital & Compensation Committee on competitive compensation practices and comparative market data, which the Human Capital & Compensation Committee considered in addressing and determining the appropriate levels of compensation for each NEO relative to the marketplace. At the Human Capital & Compensation Committee ’s request, LB&Co. participated by tele- or video-conference in selected meetings of the Human Capital & Compensation Committee. The services that LB&Co. provided to the Human Capital & Compensation Committee included:

•        Advise on the Company’s compensation philosophy, strategy and program.

•        Provide advice and counsel on best practices in compensation and corporate governance.

•        Provide and analyze competitive market compensation data and making recommendations, as appropriate.

•        Assist in the negotiation of executive employment agreements, as applicable.

•        Analyze the appropriateness of the compensation peer group.

Independence of the Compensation Consultant

LB&Co. did not provide other consulting services to Purple or any of its executive officers in 2022. In selecting LB&Co. as its compensation consultant, the Human Capital & Compensation Committee considered the independence of LB&Co. in accordance with the standards of the Nasdaq that are applicable to the Company, any applicable rules and regulations of the SEC and other applicable laws relating to independence of advisors and consultants. The Human Capital & Compensation Committee concluded that no conflict of interest exists that would prevent LB&Co. from independently advising the Human Capital & Compensation Committee.

At the Human Capital & Compensation Committee’s request, members of LB&Co. meet with the Human Capital & Compensation Committee. LB&Co. also communicates with the Chair of the Human Capital & Compensation Committee, as well as with management (upon the prior authorization of the Human Capital & Compensation Committee Chair) outside of Human Capital & Compensation Committee meetings regarding matters related to the Human Capital & Compensation Committee’s responsibilities.

Compensation Elements

Base Salary

Base salary is the fixed element of an executive officer’s annual compensation and is intended to attract and retain highly qualified executives and to compensate for expected day-to-day performance. The Human Capital & Compensation Committee reviews the base salary for each of our executive officers on an annual basis and considers the following factors in making its determinations:

•        the executive officer’s position;

•        responsibilities associated with that position;

•        experience, expertise, knowledge and qualifications;

•        market factors;

•        the industry in which we operate and compete;

•        recruitment and retention considerations;

•        the executive officer’s individual compensation history;

•        internal equity among salary levels of the members of our executive team and similarly situated/comparable executives in our peer group; and

•        our overall compensation philosophy.

For 2022, the Human Capital & Compensation Committee reviewed and made recommendations on base salaries of our NEOs, and the Board approved the Committee’s recommendations in May 2022. The 2022 base salaries of our NEOs were as follows:

Name	2022 Base Salary Rate	2021 Base Salary Rate	% Change
Robert T. DeMartini(1)	$680,000	—	—
Bennett L. Nussbaum(2)	—	—	—
John J. Roddy IV(3)	$395,000	$345,000	14.5%
Eric S. Haynor(4)	$475,000	—	—
Casey K. McGarvey	$395,000	$380,000	3.9%
Patrice A. Varni(5)	$412,000	$400,000	3.0%

____________

(1)      Mr. DeMartini was appointed as Acting CEO on December 13, 2021, but started with the Company on January 3, 2022. As described below, under the terms of his current Amended and Restated Employment Agreement entered into on March 19, 2022, his base salary for 2022 is $680,000 annually.

(2)      Mr. Nussbaum is currently paid consultant fees in the amount of $50,000 per month.

(3)      Mr. Roddy started with the Company on October 25, 2021.

(4)      Mr. Haynor started with the Company on June 6, 2022.

(5)      Ms. Varni left the Company on October 18, 2022.

Short-Term (Cash) Incentive Compensation

Our executives are eligible for annual cash incentive compensation under our annual short-term incentive plan (“STIP”). Annual incentives under the STIP are intended to motivate the executive officers to achieve short-term company financial performance goals that will inure to the benefit of our Company and shareholders and align our executive officers’ interests with those of the shareholders. The annual cash incentives provide payout opportunities based on the achievement of pre-determined financial performance objective(s), with actual cash bonuses earned based on the achievement of such corporate performance objective(s) during the fiscal year.

Each fiscal year, the Human Capital & Compensation Committee determines the annual target bonus opportunity for each executive officer under that year’s STIP. Our annual cash incentive compensation is generally structured to deliver competitive payouts when performance targets are achieved or exceeded. In May 2022, the Human Capital & Compensation Committee, in consultation with management, agreed again to Net Revenue and Adjusted EBITDA targets under the STIP, each equally weighted.

Net Revenue includes all recognized revenue from the sale of our products less amounts for sales discounts and sales returns allowances.

Adjusted EBITDA represents EBITDA excluding costs incurred due to stock-based compensation expense, product reserve, debt extinguishment, changes in the fair value of the warrant liability, nonrecurring legal fees, acquisition expenses, executive interim and search costs, severance costs, vendor separation fee, showroom opening costs, new production facility start-up costs, previous period sales tax liability, and COVID-19 related expenses.

For 2022, the annual incentive targets for our NEOs under the STIP were as follows:

Name	Target (as % of Base Salary)
Robert T. DeMartini	100%
Bennett L. Nussbaum(1)	N/A
John J. Roddy IV	50%
Eric S. Haynor	50%
Casey K. McGarvey	50%
Patrice A. Varni	50%

____________

(1)      Mr. Nussbaum does not participate in the STIP but instead receives compensation including incentive compensation through his Second Consultancy Agreement (defined hereafter).

For 2022, the formula governing the generation of annual incentives for our executives was:

	Threshold	Target	Maximum	2022 Achievement
Net Revenue ($ in millions)	$675.0	$750.0	$775.0	$575.7
Payout (as a % of Target)	25%	100%	125%	0%
Adjusted EBITDA ($ in millions)(1)	$32.1	$42.3	$51.3	$2.3
Payout (as a % of Target)	50%	100%	150%	0%

____________

(1)      Adjusted EBITDA is a non-GAAP financial measure that removes the impact of certain non-cash and non-recurring costs. More information about this measure, including a reconciliation to the nearest GAAP measure, is provided below under the heading “Non-GAAP Financial Measures.”

To achieve a payout, the above financial thresholds for at least the Adjusted EBITDA measure must be reached. If only the Adjusted EBITDA threshold is met, the payout is 25% of the annual incentive target for each executive participating in the STIP. If both the Adjusted EBITDA and Net Revenue targets are reached at the maximum level, the payout is 137.5% of the annual incentive target for the participating executive.

During 2022 we encountered a decrease in mattress and other sleep product sales, primarily due to softening demand for home related products and the negative effect of inflationary pressures on consumer discretionary spending, with consumer spending shifting towards services and experiences. As a result, net revenue was substantially decreased from the prior year and the Company took actions to adjust. This included actions to conserve profitability in a challenging macroeconomic environment, such as reducing advertising spend, and align spend with reduced demand levels, such as laying off a number of employees. As a result, although we were able to right-size the company and its expenses to adjust to the challenging market conditions, we missed our Net Revenue and Adjusted EBITDA thresholds and there was no STIP payout for 2022 to our NEOs.

Long-Term (Equity) Incentive Compensation

Long-term equity incentives under our Board approved Long Term Incentive Plan (“LTIP”) are designed to motivate management to enable the Company to achieve sustained long-term performance improvements by linking a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity compensation under the LTIP consistent with the objectives and philosophy of our compensation programs. Our LTIP is governed by the Purple Innovation, Inc. 2017 Equity Incentive Plan (“2017 Plan”), as amended, which was approved by our shareholders.

Pursuant to the authority of the Board under the 2017 Plan, the Board generally grants long-term incentive awards under the LTIP annually in the first half of the year to motivate forward-looking, long-term performance and promote retention among our executive team. For 2022, the Company used three-year vesting time-based RSUs and performance-based PSUs which were awarded in May 2022.

To strengthen the link between the incentive and performance, 65% of the annually granted equity is in the form of PSUs and the remaining 35% in RSUs for participating NEOs. While the RSUs are time based, vesting annually in three equal parts over the following three years, the PSUs are based on the performance of Purple Inc.’s Class A Stock and cliff vest at the conclusion of a performance period ending in the third year following the grant only to the extent that performance is achieved at the end of that period.

Forms of Long-Term Incentives

RSUs generally vest ratably, annually over a three-year period on March 15, promote retention and motivate our NEOs to strive for share price appreciation. Holders of RSUs do not have voting rights or dividend participation rights until delivery of the underlying shares.

PSUs are generally the largest portion of an NEO’s long-term incentive and cliff-vest on March 15 of the third calendar year following the grant based on the achievement of certain specified performance targets. Up to the full amount of granted PSUs can vest, but less than the full amount also may vest depending on performance above a minimum threshold.

For 2022, the Human Capital & Compensation Committee approved the target long-term equity compensation value to position each executive officer within competitive levels. Each NEO’s target award value was allocated 35% to RSUs and 65% to PSUs, and the amount allocated was converted to a number of shares based on the higher of the 30-day volume weighted average price (“VWAP”) or closing price of the Company’s publicly traded Class A Stock on the grant date, except for PSUs which used the higher price of $6.10 since the grants closely followed a public offering that closed at that price and was determined to better align the interests of the executives with those of the shareholders for the stock price targets set for the PSUs, as follows:

Name	Target Award Amount	RSUs	PSUs	Total Units
Robert T. DeMartini(1)	—	—	—	—
Bennett L. Nussbaum(2)	—	—	—	—
John J. Roddy IV	$395,000	31,996	42,090	74,086
Eric S. Haynor(3)	—	—	—	—
Casey K. McGarvey	$237,000	19,198	25,254	44,452
Patrice A. Varni	$247,200	20,024	26,341	46,365

____________

(1)      Mr. DeMartini was not eligible for awards under the LTIP plan. Pursuant to his Amended and Restated Employment Agreement, in 2022 he was granted 205,000 stock options and 205,000 RSUs with another 295,000 stock options and 295,000 RSUs granted subject to the condition that the effectiveness of the grant is dependent upon the approval of certain amendments to the 2017 Plan by the shareholders at the 2023 Annual Meeting.

(2)      Mr. Nussbaum was not eligible for awards under the LTIP plan.

(3)      Mr. Haynor started with the Company on June 6, 2022, and pursuant to his offer letter for employment was granted 37,715 RSUs and 70,043 PSUs.

PSUs granted to the NEOs in 2022 may be earned at a specific increase in the absolute value of shares above the value of the shares on the grant date and may be earned as to 25% of the PSUs for threshold level stock-price achievement or 100% of the PSUs for target level stock-price achievement, as set forth in the table below. No shares will be issued under the PSUs if the stock price threshold is not met. For purposes of determining stock-price achievement, the share price is predicated on a 60 consecutive trading day VWAP as of March 15 of the third calendar year following the grant. The minimum threshold requires growth in value of over 15% relative to the price of the stock at grant which, if achieved, results in 25% of the units vesting (and the shares underlying the units being issued). Above threshold, the number of units vesting (and the shares underlying the units being issued) occurs as follows: at 32.3% stock-price growth, 50% of the granted units vest; at 52.1% growth, 75% of the granted units vest; at 74.9% or more growth, 100% of the units vest; and at growth percentages between these points, vesting will be determined on a straight-line interpolation. For 2022, the value of the shares on the grant date was determined to be $6.10, and the resulting thresholds are as follows:

Stock Price	<$ 7.0149	$7.0150	$8.0673	$9.2773	$10.6689
% Of PSUs Vesting	0%	25%	50%	75%	100%

In connection with his transition to our permanent CEO, Mr. DeMartini was to receive an equity grant equal to 500,000 RSUs and stock options to purchase 500,000 shares in lieu of a 2022 LTIP award as described above. Mr. DeMartini’s equity award for 2022 was granted in different award agreements so as not to exceed the individual grant limit set forth in the 2017 Plan. As such, Mr. DeMartini was granted 205,000 RSUs and 205,000 stock options in 2022, restricted only by continuing employment, with the remaining 295,000 RSUs and 295,000 stock options granted, also restricted by continuing employment, being additionally subject to the condition that the effectiveness of the grant is dependent upon the approval of certain amendments to the 2017 Plan by the shareholders at the 2023 Annual Meeting. The vesting terms for these grants have been structured so that, in the aggregate, 333,332 RSUs and stock options will vest in 2023, 333,334 RSUs and stock options will vest in 2024 and 333,334 RSUs and stock options will vest in 2025, if shareholder approval is received for the portion of RSUs and stock options that are subject to that approval.

Perquisites and Other Generally Available Benefits and Compensation

We do not provide perquisites available only to executives. We provide to executives, and all other full-time employees, medical, dental, and basic life insurance, short-term disability coverage, paid sick leave, 10 paid holidays per year, flexible time off, and a matched 401(k) contribution. The value of 401(k) matching contribution, which can be as high as 5% depending on the amount contributed by the employee, is included in the Executive Compensation table on page 43 for our NEOs. We do not offer a pension or retirement plan for any employees based on length of employment and/or age at retirement, however, we do offer a 4-week paid sabbatical after an employee has been with the company for 7 years. Consistent with our philosophy to promote a pay-for-performance culture, we do not provide many other perquisites.

Employment Agreements

Robert T. DeMartini

In connection with his appointment as Acting Chief Executive Officer, the Company and Mr. DeMartini entered into an employment agreement (the “DeMartini Employment Agreement”), effective December 13, 2021. The DeMartini Employment Agreement provided that Mr. DeMartini will serve as full-time acting chief executive officer. The initial employment term shall end July 3, 2022, and was extendable, if necessary, until the date a permanent chief executive officer started employment with the Company. Either party may terminate the term of the DeMartini Employment Agreement with or without cause or other rationale upon 30 days’ notice. At the discretion of the Board, the term of the DeMartini Employment Agreement may include some overlap with the commencement of employment of a permanent chief executive officer. Under the terms of the DeMartini Employment Agreement, Mr. DeMartini received monthly compensation valued at $150,000 consisting of $50,000 payable in cash and $100,000 payable in stock compensation through vesting in a stock award determined by dividing $100,000 by the thirty (30) trading day volume weighted average price of the Company’s Class A Stock as reported on Nasdaq on the date of the award. The Company also agreed to reimburse Mr. DeMartini for all out-of-pocket travel relating to business travel, and other expenses, in each case consistent with the Company’s reimbursement policies.

On March 1, 2022, Mr. DeMartini was appointed to be the Company’s Chief Executive Officer on a permanent basis. On March 19, 2022, in connection with Mr. DeMartini’s appointment as chief executive officer, the Company and Mr. DeMartini entered into an amended and restated employment agreement (the “Amended and Restated DeMartini Employment Agreement”), effective March 19, 2022, which amended and restated the December 13, 2021, Mr. DeMartini Employment Agreement appointing him the acting chief executive officer.

The Amended and Restated DeMartini Employment Agreement provides that Mr. DeMartini will serve as full-time chief executive officer. The Amended and Restated DeMartini Employment Agreement supersedes the prior DeMartini Employment Agreement, with the exception that the Restricted Stock Units granted under the prior DeMartini Employment Agreement shall continue to vest through April 3, 2022, so long as Mr. DeMartini remains employed through that date.

Under the Amended and Restated DeMartini Employment Agreement, Mr. DeMartini’s compensation includes (a) a base salary at an annual rate of $680,000, (b) an annual bonus opportunity that shall not be less than 100% of base salary at target performance, (c) restricted stock units subject to 500,000 shares of Company’s Class A Stock (“Shares”) and stock options to purchase 500,000 Shares, for which one third of each of the restricted stock units and options vest on each anniversary of the grant date, provided Mr. DeMartini remains in continuous employment with the Company, (d) vacation and other benefits generally available to other senior executives of the Company, including participation in the Company’s STIP and LTIP (starting with additional equity grants in 2023 and thereafter valued at $1,500,000 per year), and (c) reimbursement for all reasonable out-of-pocket travel and other business expenses.

If the Company provides less than thirty days’ prior written notice of termination, other than in the case of a termination for cause, Mr. DeMartini will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason outside or inside a Change in Control Period (each as defined in the Amended and Restated DeMartini Employment Agreement), then he shall be entitled to receive different benefits as described below — Potential Payments upon Termination or Change in Control.

The Amended and Restated DeMartini Employment Agreement contains other typical provisions such as noncompetition and non-solicitation covenants, confidentiality obligations, and Company ownership of intellectual property. Mr. DeMartini also receives vacation and other benefits generally available to other senior executives of the Company.

Bennett L. Nussbaum

On December 13, 2021, the Company and Mr. Nussbaum entered into an amended and restated consultancy agreement (the “Consultancy Agreement”), effective December 13, 2021, that provided for his service as Interim Chief Financial Officer through August 19, 2022 (“Updated Term”). The Company may renew the Consultancy Agreement for additional one-month terms upon sixty days’ notice prior to the end of the Updated Term, or ten days’ notice prior to the end of any renewal term. Either party may terminate the engagement at any time. Under the terms of the Consultancy Agreement, Mr. Nussbaum will receive compensation comprised of (1) $600,000 for the entirety of the 12-month term and $50,000 for each additional one-month term, which amount shall be paid in full unless Mr. Nussbaum’s engagement is terminated for cause, and (2) an additional payment of $200,000 to be paid in two equal installments no later than two (2) weeks following each of February 19, 2022 and August 19, 2022, respectively and $16,666.67 at the end of each additional one-month term, as well as a discretionary payment of up to $300,000 payable in the Company’s discretion. The additional discretionary amounts of up to $300,000 are to be determined by the CEO and the amounts paid, if any, shall be made within 10 days of February 19, 2022, and August 19, 2022. If (1) Mr. Nussbaum remains in service with the Company until August 19, 2022, and the volume weighted average price per share of the Company’s Class A Stock on Nasdaq during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $26.00 per share or (2) the Company terminates Mr. Nussbaum without cause before August 19, 2022, and the volume weighted average price per share of the Company’s Class A Stock on Nasdaq during the thirty (30) trading days immediately preceding Mr. Nussbaum’s last day of service is in excess of $26.00 per share, the Company will pay additional cash compensation in an amount equal to the product of (a) the increase from $26.00 per share up to a maximum of $36.00 per share multiplied by (b) 20,000. The Company has also agreed to reimburse

Mr. Nussbaum for transportation and lodging expenses relating to his travel to the Company’s headquarters. Also, Mr. Nussbaum will be granted cash-settled stock appreciation rights (“SARs”) for 20,000 shares of the Company’s Class A Stock, which SARs shall vest in accordance with the terms of the Consultancy Agreement if Mr. Nussbaum remains in service through the end of the Updated Term.

On August 11, 2022, the Company and Mr. Nussbaum, entered into a second consultancy agreement (the “Second Consultancy Agreement”), effective August 19, 2022. Under the Second Consultancy Agreement, Mr. Nussbaum will continue to serve as Interim chief financial officer while the Company recruits a permanent chief financial officer, but in any event at least through the filing by the Company of its Annual Report on Form 10-K for the calendar year 2022. Once the Company hires and transitions to a permanent chief financial officer, Mr. Nussbaum’s title will transition to that of chief transformation officer with attendant responsibilities for transforming the Company’s processes and practices as needed from time to time. The parties agree Mr. Nussbaum’s engagement shall continue under the Second Consultancy Agreement until December 31, 2023. The Company may renew the Second Consultancy Agreement for additional six (6) month terms replacing and extending the beginning and ending dates accordingly. The Company may renew by giving sixty (60) days written notice of renewal prior to the end of the term or renewal term. Either party may terminate the engagement at any time. Under the terms of the Second Consultancy Agreement, Mr. Nussbaum will receive compensation comprised of (1) $50,000 per month for each month in the term and any renewal term, pro-rated for partial months unless Mr. Nussbaum’s engagement is terminated for cause, (2) non-discretionary additional compensation in the total amount of $100,000 for each six (6) months of the Term and Renewal Term, pro-rated for a partial period, (3) the Company may provide additional discretionary payments of up to a total of $300,000 per twelve (12) month period at the discretion of the CEO, and (4) subject to approval of the Board, effective as of the effective date, Mr. Nussbaum will be granted cash-settled stock appreciation rights for 20,000 shares of the Company’s Class A Stock pursuant to the Company’s 2017 Plan with a Strike Price (as defined in the 2017 Plan) of $6.10 (the “SARs”). The SARs shall vest if Mr. Nussbaum remains in continuous service with the Company pursuant to the Second Consultancy Agreement through the initial term. The Company has also agreed to reimburse Mr. Nussbaum for transportation and lodging expenses relating to his travel to the Company’s headquarters.

John J. Roddy IV

In connection with his appointment as Chief People Officer, Mr. Roddy entered an offer letter with us on September 27, 2021. His offer letter provided for annual base salary of $345,000 and eligibility for a short-term cash bonus of up to 50% of his annual base salary beginning with the year 2022 to be payable in 2023. Mr. Roddy also received a signing bonus of $80,000 paid in two installments during 2022. Under his offer letter, he was entitled to increases in his salary, at the discretion of the Company, and in 2022 his annual base salary was increased to $395,000. In addition, Mr. Roddy received an initial award in 2021 of PSUs (65%) and RSUs (35%) equal to the amount of his initial base salary at that time. The Company also agreed to pay Mr. Roddy a $2,000 monthly commuting benefit for the first twelve months of his employment and moving costs related to his relocation to Utah within fifteen months of his start date. Mr. Roddy also receives vacation and other benefits generally available to other senior executives of the Company.

If Mr. Roddy is terminated without cause, he may also be entitled to an amount equal to up to 14 weeks plus one week for each completed year of service of base salary, pursuant to the Company’s severance policy. Upon termination without cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within twelve months following a change in control as defined in the 2017 Plan.

Eric S. Haynor

In connection with his appointment as Chief Operating Officer, Mr. Haynor entered an offer letter with us on April 29, 2022. His offer letter provides for annual base salary of $475,000 and eligibility for a short-term cash bonus of up to 50% of his annual base salary beginning with the year 2022 to be payable in 2023, prorated by the number of days of his employment in 2022. For 2022, Mr. Haynor is guaranteed 100% achievement of his short-term cash bonus prorated for the number of months worked in 2022. Mr. Haynor may also participate in the Company’s LTIP beginning in 2023 by being eligible to receive an equity award commensurate with other senior executives, anticipated to be split between time-based RSUs and performance-based PSUs. The Company has also agreed to pay Mr. Haynor a $4,000 monthly commuting benefit for the first four months of his employment and moving costs related to his relocation to Utah within six months of his start date. Mr. Haynor also receives vacation and other benefits generally available to other senior executives of the Company.

The Company also agreed to grant to Mr. Haynor, effective as of his start date, a one-time equity grant valued at $500,000 based on the market price of the Company’s Class A Stock on the day of the grant as an inducement grant outside the Company’s 2017 Plan in accordance with the Nasdaq inducement grant exception found in NASDAQ Listing Rule 5635(c)(4). This grant was awarded in PSUs (65%) and RSUs (35%). The PSUs have a three-year cliff vesting schedule and are contingent upon the stock price hitting certain performance thresholds on the third anniversary of the grant. The RSUs have a vesting schedule of one-third vesting every 12 months from the grant date.

If Mr. Haynor is terminated without cause, he may also be entitled to an amount equal to up to 14 weeks plus one week for each completed year of service of base salary, pursuant to the Company’s severance policy. Upon termination without cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within twelve months following a change in control as defined in the 2017 Plan.

Casey K. McGarvey

Mr. McGarvey became the Company’s Chief Legal Officer at the time of the Business Combination in 2018, having been the Chief Legal Officer of Purple LLC prior to the Business Combination since its inception in 2010. In connection with his continuing appointment as Chief Legal Officer, Mr. McGarvey’s salary was raised in 2022 to $395,000 and he was eligible for a short-term cash bonus of up to 50% of his annual base salary. In 2022, he also received PSUs and RSUs under the LTIP commensurate with other senior executives, split between time-based RSUs and performance-based PSUs. Mr. McGarvey also receives vacation and other benefits generally available to other senior executives of the Company.

On February 10, 2023, the Company and Mr. McGarvey reached an understanding regarding the terms of Mr. McGarvey’s continued employment. In exchange for Mr. McGarvey continuing as Chief Legal Officer and assisting in the transition to a new Chief Legal Officer and for up to sixty (60) days following the appointment of a new Chief Legal Officer, the Company agreed to allow the CEO to define Mr. McGarvey’s role, title, responsibilities, and mission for the Company to afford him greater control over his work schedule in positions in which he will continue to support the Company and its officers and directors, as may be needed from time to time. Mr. McGarvey will continue to be eligible for all benefits of a full-time executive of the Company and his compensation will be adjusted as deemed appropriate which adjustments may, to the extent deemed relevant, take into account his continuing duties and responsibilities, the market for executives performing such duties and responsibilities, as well as his skills, experience, and ongoing role with, and the importance thereof to, the Company. No date has been set for the transition contemplated by these employment terms.

Equity awards made to senior executives in prior years included options to purchase shares of Class A Stock, and Mr. McGarvey previously was awarded a number of such options with five-year terms. Prior to the Business Combination, Mr. McGarvey also participated in Purple LLC’s equity incentive program and awards made under that program are held by Mr. McGarvey in the form of shares of Class B Stock.

If Mr. McGarvey is terminated without cause, he may also be entitled to an amount equal to up to 14 weeks plus one week for each completed year of service of base salary, pursuant to the Company’s severance policy. Upon termination without cause, all unvested PSUs and RSUs will be forfeited and cancelled, unless such termination occurs within twelve months following a change in control as defined in the 2017 Plan. All unvested options will be forfeited and cancelled upon termination without cause. Vesting of his options, to the extent not already vested, will be accelerated upon a change in control. Shares of Class B Stock are fully vested and exchangeable, on a one-to-one basis, for shares of Class A Stock.

Patrice A. Varni

Ms. Varni left the Company on October 1, 2022. In connection with her appointment as Chief Marketing Officer, Ms. Varni entered into an offer letter with us on April 19, 2021 that included the following terms: (1) an annual base salary of $400,000; (2) an annual bonus of 50% of annual base salary based on the Company’s and Ms. Varni’s performance; (3) a grant of RSUs for shares of the Company’s Class A Stock, with vesting over four-years of one-fourth of the units subject thereto on the first anniversary of the grant date and 1/48 of the units subject thereto on the first day of each subsequent month, in an amount determined by dividing her base salary by the market price on the day of grant, subject to Board approval; (4) participation in the Company’s long-term incentive program; and (5) vacation and other benefits generally available to other senior executives of the Company. Ms. Varni also participated in the Company’s LTIP in 2022 being eligible to receive an equity award commensurate with other senior executives in the Company, split between time-based RSUs and performance-based PSUs.

In connection with Ms. Varni’s departure, on November 5, 2022, Ms. Varni signed a Separation Agreement and General Release (the “Separation Agreement”). The terms of the Separation Agreement provide she shall receive unpaid base salary, eligible unpaid expense reimbursements, and her vested 401(k) plan account balance. She also will receive as severance benefits (i) $206,000 over a 26 week period in accordance with the Company’s regular payroll practices subject to withholding taxes, (ii) an additional lump sum of $14,000 paid within thirty (30) days, and (iii) medical, dental, and vision coverage under COBRA, to the same extent as if she remained an employee, if she is qualified for and elects continuing coverage under COBRA and the Company is able to deduct her share of the payment from the payments made to her under (i) above. Upon her termination without cause, all unvested RSUs and PSUs were forfeited and cancelled.

Potential Payments upon Termination or Change-in-Control

Mr. DeMartini is the only individual that has a provision in his employment agreement covering severance payments. Please see the DeMartini Amended and Restated Employment Agreement above and described further below.

If the Company provides less than thirty days’ prior written notice of termination, other than in the case of a termination for Cause, as defined in the Amended and Restated DeMartini Employment Agreement, Mr. DeMartini will be entitled to receive his base salary through the end of a 30-day period following the date on which written notice is provided to him. In addition, if Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason outside a Change in Control Period, both as defined in the Amended and Restated DeMartini Employment Agreement, then he shall be entitled to receive the following: (i) any accrued and unpaid base salary through the termination date; (ii) any eligible unpaid expense reimbursements; and (iii) all other accrued and vested payments and benefits to which he is entitled in accordance with the terms and conditions of the applicable compensation or benefit plan, program or arrangement of the Company (collectively, items (i) through (iii) are referred to as the “Accrued Benefits”). In addition, subject to his execution of a general release of claims, and subject to Sections 26 and 27 of the Amended and Restated Employment Agreement, Mr. DeMartini shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over twelve (12) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the vesting of his outstanding Company unvested equity awards that vest based on continued service or employment pro-rata through the period ending on the his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for twelve (12) months.

If Mr. DeMartini’s employment is terminated without Cause by the Company or he resigns for Good Reason during a Change in Control Period, then, in lieu of the severance benefits described above, he shall be entitled to receive the Accrued Benefits and, subject to his execution of a general release of claims and subject to Sections 26 and 27 of the Amended and Restated DeMartini Employment Agreement, he shall be entitled to (i) an amount equal to his annual base salary, payable in substantially equal installments over eighteen (18) months in accordance with the Company’s regular payroll practices, (ii) any earned but unpaid annual bonus for the year preceding the year of termination to be paid at same time earned annual bonuses are paid to other senior executives, (iii) the fully accelerated vesting of his outstanding Company equity awards that vest based on continued service or employment so that such awards shall be become fully vested as of his date of termination, and (iv) subject to his timely election of COBRA coverage, payment of the COBRA premiums for him and his eligible dependents for eighteen (18) months. The Change in Control Period is the period 6 months before and 12 months after a Change in Control as defined in the Amended and Restated DeMartini Employment Agreement.

The 2017 Plan, under which officers of the Company have received stock options, RSUs and PSUs, provides that in the event of a change-in-control that the Human Capital & Compensation Committee in its sole discretion may make equitable adjustments that include providing for an acceleration of exercisability and providing for a time period for exercise before a change-in-control. The Human Capital & Compensation Committee also has discretion to cancel awards under the 2017 Plan and to pay cash or other compensation for the value thereof to holders, so long as such cancellation or termination does not materially affect the rights of any participant in the 2017 Plan. Generally, the individual grant agreements for awards made under the 2017 Plan provide that in the event of a change in control the terms of the 2017 Plan control.

For officers who do not have severance provisions in an employment agreement, the Company’s severance policy is to pay 14 weeks plus one week for each completed year of service of base salary. Such severance may be paid out over the time period commensurate with the amount of the severance in installments coinciding with the Company’s regular payroll.

Vested options will remain exercisable for one year for an executive officer whose employment is terminated by reason of death or disability, but no later than the expiration of the option.

The following table shows the estimated benefits payable upon a hypothetical termination of employment under various termination scenarios as of December 31, 2022.

	Termination Without Cause				Termination on Change in Control
Name	Severance	Other(2)		Total	Severance	Other(2)		Total
Robert T. DeMartini	$736,667	$235,909		$972,575	$737,667	$994,179		$1,730,846
Bennett L. Nussbaum	672,527	—		672,527	672,527	—		672,527
John J. Roddy IV	113,942	—		113,942	113,942	20,856		134,798
Eric S. Haynor	127,885	135,993	(3)	263,878	127,885	135,993	(3)	263,878
Casey K. McGarvey	212,692	—		212,692	212,692	9,762		222,454
Patrice A. Varni(1)	220,000	3,096		223,096	—	—		—

____________

(1)      Represents actual severance payments to Ms. Varni upon her leaving the Company on October 18, 2022.

(2)      Includes certain equity awards that vest per the termination provisions and have value as of December 31, 2022.

(3)      Pursuant to Mr. Haynor’s offer letter, represents the guaranteed 100% achievement of his short-term cash bonus prorated for the number of months worked in 2022.

Governance

Stock Ownership Guidelines

Our Senior Management and Independent, Non-Employee Directors Stock Ownership Guidelines, adopted November 12, 2020, require our NEOs and others to retain a certain level of equity granted to them. All participants in our long-term incentive plan who receive equity grants under our 2017 Plan are subject to these stock ownership guidelines. These guidelines require that 2017 Plan participants hold vested equity valued at a multiple of their base salary. Equity is valued at any point in time using a twenty-day volume weighted average share price. For the CEO, the multiple is 5X base salary, and for other NEOs and other senior leadership, it is 3X base salary. For non-executive directors the multiple is 3X annual cash compensation. The multiple is 1X base salary for all other 2017 Plan participants subject to the stock ownership guidelines. The deadline to hold equity valued at the respective multiple of base salary is the later of five years from November 12, 2020, or the date when equity first was granted under the 2017 Plan. Granted equity must be held and not sold by each recipient until the guideline threshold is met and thereafter equity must be held in a quantity at or above the threshold. These are guidelines that are within the discretion of the Board to adjust, such as to accommodate individual circumstances and unanticipated occurrences.

Clawback Policy

Our Incentive Compensation Clawback Policy, adopted May 5, 2020, sets out the terms under which we may seek to recover performance-based compensation from our officers. The purpose of the policy is to enable the Company to recoup performance-based compensation that is paid but it is subsequently determined not to have been earned. The Company may recoup all annual and long-term incentives with features based on the Company’s financial performance, whether paid in cash or equity. The policy provides for the recovery of incentive-based compensation awarded or paid to a NEO based on a performance measure that subsequently was restated, other than for changes in accounting rules, resulting in performance that would reduce the size of the award or payment. It also applies to all officers of the Company for willful commission or omission of an act which is illegal, fraudulent, intentionally or recklessly tortious or a bad faith breach of an employment duty that causes financial or reputational harm to the Company. The policy is administered with business judgment that takes into account various factors, such as the importance of a restated metric to the business, relative importance to other metrics, the size of the adjustment, the seriousness of the misconduct, the employee’s role and opportunity to avoid harm, the prompt disclosure of the act or omission, and any other factors that are deemed to be relevant. Discretion also is applied in determining the amount of recovery considering for example the harm suffered by the Company and the deterring effect in preventing repeated occurrences. We are aware that new rules regarding clawback policies were recently adopted, and we intend to review and update our current policy, if and as needed, to be compliant with these new rules when they become effective.

Annual Compensation Risk Assessment

The Human Capital & Compensation Committee regularly monitors and annually reviews our executive compensation program to determine whether the elements of the program are consistent with our executive compensation objectives and principles. As part of this, the Human Capital & Compensation Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program and our compensation programs as a whole. If the elements of the program are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company, the elements are adjusted as necessary.

Following the Human Capital & Compensation Committee’s annual review in 2022, it was concluded that there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Human Capital & Compensation Committee considered the following:

Program Attribute	Risk-Mitigating Effect
• Compensation mix between fixed and variable components and levels, and the balance between short-term and long-term variable compensation

•   Competitive levels of fixed compensation eliminate any day-to-day personal concerns, while variable compensation ensures our executives are appropriately motivated and rewarded both in the short and long-term

• The quality and reasonableness of incentive plan performance goals and payout formulas

•   Threshold, target and maximum performance and payout levels and funding formulas beginning with lower thresholds increasing to stretch goals that are set within reach, mitigate the likelihood of excessive risk taking in order to achieve a compensation result

• The nature and breadth of the performance metrics that govern incentive compensation throughout the Company	• Encourages executives to avoid sacrificing short-term performance for long-term performance and vice versa
• The existence of a clawback policy

•   Subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations) or when there is wrongful conduct

• The existence of robust share ownership guidelines	• Provides a clear link between the economic interests of executives and shareholders over the long-term
• Use of independent compensation consultant that performs no other services for the Company	• Helps ensure advice will not be influenced by conflicts of interest

Tax Considerations in Compensation Decisions

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain covered executives to the extent such compensation exceeds $1.0 million per covered officer in any year. While the Human Capital & Compensation Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Human Capital & Compensation Committee’s broader compensation objectives and overall compensation philosophy, the Human Capital & Compensation Committee understands that it is possible that the compensation payable to our NEOs will exceed the $1.0 million limit under Section 162(m). We believe that in establishing the cash and equity incentive compensation programs for our NEOs, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more NEOs with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the NEOs essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Executive Compensation

Summary Compensation Table

The following table summarizes compensation information about our NEOs as of December 31, 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
Robert T. DeMartini	2022	$650,000	$—	$1,154,370	(1)	$413,659	(1)	$—	$12,373	$2,230,402
Chief Executive Officer	2021	—	—	445,210	(1)	—		—	—	445,210
Bennett L. Nussbaum	2022	—	—	—		11,692	(5)	—	1,000,000	1,011,692
Interim Chief Financial Officer(2)	2021	—	—	—		18,759	(5)	—	220,968	239,727
John J. Roddy IV	2022	388,077	—	344,630	(3)	—		—	160,006	892,713
Chief People Officer(8)	2021	60,865	—	182,497	(3)	—		—	4,335	247,698
Eric S. Haynor	2022	264,904	—	406,182	(3)	—		135,993	156,269	963,348
Chief Operations Officer(9)
Casey K. McGarvey	2022	389,808	—	206,780	(3)	—		—	15,374	611,962
Chief Legal Officer	2021	375,962	—	188,331	(3)	—		—	40,888	605,181
	2020	371,344	—	—		75,256	(4)	238,137	15,288	700,025
Patrice A. Varni	2022	331,785	—	215,679	(3)	—		—	268,790	816,254
Chief Marketing Officer(10)	2021	238,462	—	366,910	(3)	—		—	4,431	609,803

____________

Notes

(1)      Mr. DeMartini was appointed the acting Chief Executive Officer on December 13, 2021, and began his employment on January 3, 2022. He was granted RSUs in December 2021 pursuant to the terms of his employment agreement. The RSUs include shares that vest in six equal installments over a six-month period beginning on February 3, 2022. On March 1, 2022, Mr. DeMartini was appointed to be the Company’s Chief Executive Officer on a permanent basis. On March 19, 2022, in connection with Mr. DeMartini’s appointment as chief executive officer, the Company and Mr. DeMartini entered into the Amended and Restated DeMartini Employment Agreement, effective March 19, 2022. Per the new agreement, the final three installments of the RSUs issued in 2021 were cancelled and Mr. DeMartini was granted 205,000 RSUs and 205,000 stock options, restricted only by continuing employment, with the remaining 295,000 RSUs and 295,000 stock options granted, also restricted by continuing employment, being additionally subject to the condition that the effectiveness of the grant is dependent upon the approval of certain amendments to the 2017 Plan by the shareholders at the 2023 Annual Meeting. The vesting terms for these grants have been structured so that, in the aggregate, 333,332 RSUs and stock options will vest in 2023, 333,334 RSUs and stock options will vest in 2024 and 333,334 RSUs and stock options will vest in 2025, if shareholder approval is received for the portion of RSUs and stock options that are subject to that approval. The value represents the grant date fair value calculation as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant date fair value does not take into account the remaining 295,000 RSUs and 295,000 stock options granted that are subject to the condition that certain amendments to the 2017 Plan be approved by the shareholders at the 2023 Annual Meeting. Nor does it include any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 18, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 22, 2023.

(2)      Mr. Nussbaum was appointed as the Interim Chief Financial Officer on August 18, 2021, in accordance with consultancy agreements. Pursuant to terms of his agreements, he is paid $50,000 per month for his services which is included as “Other Compensation.”

(3)      The value represents the aggregate grant date fair value of RSUs and PSUs as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the awards reported in this column, refer to Note 18, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 22, 2023.

(4)      The value represents the aggregate grant date fair value of awarded options as computed in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 18, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 22, 2023.

(5)      The value represents the aggregate grant date fair value of stock appreciation rights (“SARS”) as computed in accordance with FASB ASC Topic 718. On August 19, 2022, Mr. Nussbaum was awarded SARS on 20,000 shares of Class A Stock with a strike price of $6.10 per share. The vesting date is December 31, 2023. On December 13, 2021, Mr. Nussbaum was awarded SARS on 20,000 shares of Class A common stock with a strike price of $26.00 per share with the appreciation right not to exceed $10.00 per share. The vesting date was August 19, 2022. On December 13, 2021, he was also awarded SARS on 20,000 shares of Class A Stock with a strike price of $12.60 per share and a vesting date of August 19, 2022. Both awards were to be settled in cash.

(6)      The figure shown for Mr. McGarvey represents cash bonus amounts earned in connection with the achievement of certain financial and operational objectives established under the Company’s short-term incentive program. This compensation is subject to the clawback policy. See the discussion under the heading “Governance Policies and Guidelines — Incentive Compensation Clawback Policy” above for additional details regarding our clawback policy. The figure shown for Mr. Haynor represents the guaranteed 100% achievement of his short-term cash bonus prorated for the number of months worked in 2022.

(7)      “All other compensation” for fiscal 2022 is comprised of the following:

For Mr. DeMartini, $12,373 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Nussbaum, $50,000 per month for his services, $200,000 in non-discretionary additional compensation and $200,000 in discretionary additional compensation, pursuant to terms of his consultant agreement.

For Mr. Roddy, $80,000 for payments of a sign-on bonus, $64,900 in housing stipends and $15,106 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Haynor, $134,343 for payments of relocation expenses, $17,471 in housing stipends and $3,053 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. McGarvey, $15,250 related to the Company’s contribution to the employee 401(k) retirement plan and $124 related to other non-cash compensation upon the gifting of certain company products.

For Ms. Varni, $206,000 in severance payments relating to her termination, representing six months base salary to be paid out in equal bi-weekly installments over a six-month period, $49,769 of accrued but unused vacation paid out in cash upon termination, $492 in insurance COBRA payments, $12,200 related to the Company’s contribution to the employee 401(k) retirement plan and $330 related to other non-cash compensation upon the gifting of certain company products.

“All other compensation” for fiscal 2021 is comprised of the following:

For Mr. Nussbaum, $220,968 pursuant to terms of his consultant agreement which paid $50,000 per month for his services beginning August 19, 2021.

For Mr. Roddy, $4,335 representing payments in housing stipends.

For Mr. McGarvey, $22,328 representing payment for accrued but unused paid time off, $15,231 related to the Company’s contribution to the employee 401(k) retirement plan and $3,329 related to other non-cash compensation upon the gifting of certain company products.

For Ms. Varni, $4,307 related to the Company’s contribution to the employee 401(k) retirement plan and $124 related to other non-cash compensation upon the gifting of certain company products.

“All other compensation” for fiscal 2020 is comprised of the following:

For Mr. McGarvey, $14,250 related to the Company’s contribution to the employee 401(k) retirement plan and $1,038 related to other non-cash compensation upon the gifting of certain company products.

(8)      Mr. Roddy joined the Company as Chief People Officer on October 25, 2021.

(9)      Mr. Haynor joined the Company as Chief Operating Officer on June 6, 2022.

(10)    Ms. Varni joined the Company as Chief Marketing Officer on May 24, 2021, and left the Company on October 18, 2022.

Grants of Plan-Based Awards

The following table provides information on awards in fiscal 2022 to each of the Company’s NEOs. There can be no assurance that the Grant Date Fair Value of the Stock Awards, as listed in this table, will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” column of the Summary Compensation Table.

Name	Grant Date		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert T. DeMartini	03/25/2022	(2)	—	—	—	—	—	—	—	111,470	6.82	275,201
	03/25/2022	(2)	—	—	—	—	—	—	111,470	—	—	704,490
	06/02/2022	(2)	—	—	—	—	—	—		93,530	6.82	138,638
	06/02/2022	(2)	—	—	—	—	—	—	93,530	—	—	449,879
Bennett L. Nussbaum	08/19/2022	(3)	—	—	—	—	—	—	—	20,000	6.10	11,692
John J. Roddy IV	05/26/2022	(4)	49,375	197,500	271,563	—	—	—	—	—	—	—
	05/26/2022	(5)	—	—	—	10,523	42,090	42,090	—	—	—	—
	05/26/2022	(6)	—	—	—	—	—	—	31,966	—	—	181,097
Eric S. Haynor	—		—	—	—	—	—	—	—	—	—	—
Casey K. McGarvey	05/26/2022	(4)	49,375	197,500	271,563	—	—	—	—	—	—	—
	05/26/2022	(5)	—	—	—	6,314	25,254	25,254	—	—	—	—
	05/26/2022	(6)	—	—	—	—	—	—	19,198	—	—	108,661
Patrice A. Varni	05/26/2022	(4)	51,500	206,000	283,250	—	—	—	—	—	—	—
	05/26/2022	(5)	—	—	—	6,585	26,341	26,341	—	—	—	—
	05/26/2022	(6)	—	—	—	—	—	—	20,024	—	—	113,336

____________

(1)      The grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the RSUs or stock options awarded in fiscal 2022. RSUs include shares that vest with the passage of time and shares that vest upon achievement of a performance condition. The estimated fair value of the RSUs with a performance condition were measured on the grant date and incorporated the probability of vesting occurring. A discussion of the relevant assumptions made in the valuation of these awards can be found in Note 18, Equity Compensation Plans of the footnotes to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 22, 2023.

(2)      Stock option awards granted on March 25, and June 2, 2022, with an exercise price of $6.82 that vest in three annual installments over a three-year period beginning on March 25, 2022. RSU awards granted on March 25, and June 2, 2022, that vest in three annual installments over a three-year period beginning on March 25, 2022.

(3)      SARS award granted on August 19, 2022 that stipulates if service with the Company continues until December 31, 2023 and the volume weighted average price per share of our Class A Stock during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $6.10 per share, the Company will pay a cash payment equal to the amount per share in excess of $6.10 per share, multiplied by a factor of 20,000. The award shall be settled in cash.

(4)      Pursuant to terms of STIP. See Short-term (Cash) Incentive Compensation Plan on page 33.

(5)      PSU award granted on May 26, 2022, with vesting on March 15, 2025, contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

(6)      RSU award granted on May 26, 2022, with one-third of the shares vesting on March 15, 2023, one-third on March 15, 2024, and one-third on March 15, 2025.

Outstanding Equity Awards at Fiscal 2022 Year End

The following table describes outstanding equity awards held by the Company’s NEOs as of December 31, 2022.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(13)
Robert T. DeMartini	—		111,470	(1)	—		6.82	03/24/2027	—		—	—		—
	—		93,530	(2)	—		6.82	05/25/2027	—		—	—		—
	—		—		—		—	—	111,470	(3)	533,941	—		—
	—		—		—		—	—	93,530	(4)	448,009	—		—
Bennett L. Nussbaum	—		—		20,000	(5)	6.10	12/31/2023	—		—	—		—
John J. Roddy IV	—		—		—		—	—	4,354	(6)	20,856	—		—
	—		—		—		—	—	31,996	(7)	153,261	—		—
	—		—		—		—	—	—		—	12,128	(12)	58,093
	—		—		—		—	—	—		—	42,090	(14)	201,611
Eric S. Haynor	—		—		—		—	—	37,715	(8)	180,655	—		—
	—		—		—		—	—	—		—	70,043	(15)	335,506
Casey K. McGarvey	56,037	(9)	—		—		6.51	05/22/2024	—		—	—		—
	10,846	(10)	4,931		—		13.12	05/18/2025	—		—	—		—
	—		—		—		—	—	2,038	(11)	9,762	—		—
	—		—		—		—	—	19,198	(7)	91,958	—		—
	—		—		—		—	—	—		—	5,675	(16)	27,183
	—		—		—		—	—	—		—	25,254	(14)	120,967
Patrice A. Varni	—		—		—		—	—	—		—	—		—

____________

(1)      Stock option awards granted on March 25, 2022, with an exercise price of $6.82 that vest in three annual installments over a three-year period beginning on March 25, 2022.

(2)      Stock option awards granted on June 2, 2022, with an exercise price of $6.82 that vest in three annual installments over a three-year period beginning on March 25, 2022.

(3)      RSU awards granted on March 25, 2022, that vest in three annual installments over a three-year period beginning on March 25, 2022.

(4)      RSU awards granted on June 2, 2022, that vest in three annual installments over a three-year period beginning on March 25, 2022.

(5)      SARS award granted on August 19, 2022 that stipulates if service with the Company continues until December 31, 2023 and the volume weighted average price per share of our Class A Stock during the thirty (30) trading days immediately preceding August 19, 2022 is in excess of $6.10 per share, the Company will pay a cash payment equal to the amount per share in excess of $6.10 per share, multiplied by a factor of 20,000. The award shall be settled in cash.

(6)      RSU awards granted on November 11, 2021, with one-third of the shares vesting on October 25, 2022, one-third on October 25, 2023, and one-third on October 25, 2024.

(7)      RSU awards granted on May 26, 2022, with one-third of the shares vesting on March 15, 2023, one-third on March 15, 2024, and one-third on March 15, 2025.

(8)      RSU award granted on June 6, 2022, with one-third of the shares vesting on June 6, 2023, one-third on June 6, 2024, and one-third on June 6, 2025.

(9)      Stock option awards granted on May 23, 2019, with one-fourth of the shares vesting on March 15, 2020, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

(10)    Stock option awards granted on May 18, 2020, with one-fourth of the shares vesting on March 15, 2021, and 1/48 of the remaining shares vesting on the first day of each month thereafter.

(11)    RSU awards granted on August 11, 2021, with one-third of the shares vesting on March 15, 2022, one-third on March 15, 2023, and one-third on March 15, 2024.

(12)    PSU awards granted on November 11, 2021, with October 25, 2024, vesting contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

(13)    Calculated as unvested stock awards multiplied by $4.79, the closing market price of our Class A Stock on December 31, 2022.

(14)    PSU awards granted on May 26, 2022, with March 15, 2025, vesting contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

(15)    PSU awards granted on June 6, 2022, with June 6, 2025, vesting contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

(16)    PSU awards granted on August 11, 2021, with March 15, 2024, vesting contingent upon achievement of the 60-consecutive trading-day volume weighted average price of our Class A Stock meeting certain price targets. Performance share units will be earned in increments that range from 0% to 100%.

Option Exercises and Stock Vested

The following table provides information on stock option exercises and vesting of stock awards for each of the Company’s named executive officers during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Robert T. DeMartini	—	—	23,808	163,244
Bennett L. Nussbaum	—	—	—	—
John J. Roddy IV	—	—	2,177	8,534
Eric S. Haynor	—	—	—	—
Casey K. McGarvey	—	—	1,018	6,933
Patrice A. Varni	—	—	4,556	24,415

____________

(1)      Value realized on vesting is based on the fair market value of our Class A Stock on the date of vesting.

Pay Ratio Disclosure

The following provides information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO.

For fiscal year 2022, we determined that the total compensation of our median employee was $58,633, compared to our CEO’s total compensation of $2,230,402. Based on this information, the 2022 ratio of the annual total compensation of our CEO to our median employee’s annual total compensation was estimated to be 38 to 1.

In determining the median employee, we chose the payroll from December 16, 2022, to identify the population of employees. Our median employee was selected from the relevant employee population using W-2 wages, which was consistently applied across our employee population. In determining our median employee, we did not use any of the exemptions permitted under SEC rules. Similarly, we did not rely on any material assumptions, adjustments (e.g. cost-of-living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation of our median employee or former CEO.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that removes the impact of certain non-cash and non-recurring costs. Management believes that the use of Adjusted EBITDA provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the below table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net income (loss) to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, income tax (benefit) expense, other (income) expense, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to stock-based compensation expense, product reserve, debt extinguishment, changes in the fair value of the warrant liability, nonrecurring legal fees, acquisition expenses, executive interim and search costs, severance costs, vendor separation fee, showroom opening costs, new production facility start-up costs, previous period sales tax liability and COVID-19 related expenses. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance.

(in thousands)	Year Ended December 31, 2022
GAAP net income (loss)	$(89,927)
Interest (income) expense	3,536
Income tax (benefit) expense	212,864
Other income (expense), net	(423)
Depreciation and amortization	17,487
EBITDA	143,537
Adjustments:
Debt extinguishment and change in fair value – warrant liability	(4,343)
Stock-based compensation expense	3,367
Vendor separation fee	3,136
Tax receivable agreement (income) expense	(161,970)
Legal fees	3,479
Acquisition expenses	3,859
Executive interim and search costs	5,180
Severance costs	2,786
Showroom opening costs	2,546
New production facility start-up costs	348
COVID-19 related expenses	331
Adjusted EBITDA	$2,256

Pay Versus Performance Table and Information

							Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for First PEO(1)	Compensation Actually Paid to First PEO(3)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to Second PEO(4)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Total Shareholder Return(2)	Peer Group Total Shareholder Return(2)	Net Income (in thousands)	Company Selected Measure
2022	$0	$0	$2,230,402	$1,445,459	$859,194	$710,215	$54.99	$63.18	$(89,927)	Adjusted EBITDA
2021	$2,967,250	$(8,039,121)	$445,210	$631,864	$515,835	$(786,543)	$152.35	$112.61	$3,871	Adjusted EBITDA
2020	$3,183,013	$15,201,583	$0	$0	$749,645	$5,425,457	$378.19	$97.89	$(229,780)	Adjusted EBITDA

____________

(1)      The First PEO in the table above is Joseph Megibow. The Second PEO in the table above is Robert DeMartini. For 2020, the Non-PEO NEOs were Craig Phillips and John Legg. For 2021, the Non-PEO NEOs were Craig Phillips, John Legg, Bennett Nussbaum, Casey McGarvey, and Patrice Varni. For 2022, the Non-PEO NEOs were Bennett Nussbaum, Casey McGarvey, Patrice Varni, Jack Roddy, and Eric Haynor.

(2)      Assumes a hypothetical $100 investment on December 31, 2019, and reflects the cumulative total return to holders of the Company’s Class A Stock and the cumulative total returns of the peer group, which is the industry peer group included in the Stock Performance Graph in our Annual Report on Form 10-K for the year December 31, 2022.

(3)      The 2022 Summary Compensation Table (“SCT”) totals reported for the first PEO for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid (“CAP”):

First PEO SCT Reconciliation

Year	Summary Compensation Total for First PEO	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	First PEO Compensation Actually Paid
2022	$0	$0	$0	$0
2021	$2,967,250	$(1,878,252)	$(9,128,119)	$(8,039,121)
2020	$3,183,013	$(2,181,817)	$14,200,387	$15,201,583

____________

(a)      Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.

(b)      Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP, the value of included equity is calculated by adding or subtracting the various items reflected in the following table:

Equity Type	Year End Fair Value of Equity Awards Granted in Period	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Dividend Adjustments	Total Equity Award Adjustments
2022	$0	$0	$0	$0	$0	$0	$0
2021	$0	$0	$0	$(1,532,757)	$(7,595,363)	$0	$(9,128,119)
2020	$3,526,336	$8,663,092	$11,800	$1,999,159	$0	$0	$14,200,387

(4)      The SCT average of the Second PEO for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Second PEO SCT Reconciliation

Year	Summary Compensation Total for Second PEO	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Second PEO Compensation Actually Paid
2022	$2,230,402	$(1,568,029)	$783,086	$1,445,459
2021	$445,210	$(445,210)	$631,864	$631,864
2020	$0	$0	$0	$0

____________

(a)      Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.

(b)      Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP, the value of included equity is calculated by adding or subtracting the various items reflected in the following table:

Equity Type	Year End Fair Value of Equity Awards Granted in Period	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	(a)	(b)	(c)	(d)	(e)	(f)	(g)=(a)+(b)+ (c)+(d)+(e)+(f)
2022	$1,251,707	$0	$0	$(152,689)	$(315,932)	$0	$783,086
2021	$631,864	$0	$0	$0	$0	$0	$631,864
2020	$0	$0	$0	$0	$0	$0	$0

(5)      The SCT average of the other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Non-PEO NEO SCT Reconciliation

Year	Summary Compensation Total for Other NEOs	Reported Grant Date Fair Value of Equity Awards(a)	Equity Award Adjustments(b)	Other NEOs Compensation Actually Paid
2022	$859,194	$(236,993)	$88,014	$710,215
2021	$515,835	$(152,466)	$(1,149,912)	$(786,543)
2020	$749,645	$(81,811)	$4,757,624	$5,425,457

____________

(a)      Represents the amounts reported in the Stock Awards and Option Awards columns of the SCT for the applicable fiscal year. As described above with regard to the SEC’s definitions, when calculating CAP these amounts are first deducted from the SCT Total for the relevant fiscal year.

(b)      Represents the value of equity calculated according to the SEC’s specified CAP methodology. As described above, when calculating CAP, the value of included equity is calculated by adding or subtracting the various items reflected in the following table:

Equity Type	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
	(a)	(b)	(c)	(d)	(e)	(f)	(g)=(a)+(b)+ (c)+(d)+(e)+(f)
2022	$191,324	$(41,936)	$0	$(39,322)	$(22,052)	$0	$88,014
2021	$70,925	$(417,154)	$0	$(107,446)	$(696,237)	$0	$(1,149,912)
2020	$366,866	$3,661,239	$0	$729,519	$0	$0	$4,757,624

Performance Measures

The following tabular list provides information on the most important financial performance measures used by the registrant to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance:

Performance Measure
Adjusted EBITDA
Net Revenue
Stock Price
Gross Margin

Relationship Between CAP And Performance Measures

In the “Compensation Discussion and Analysis” section of this Proxy Statement, we provide greater detail on the elements of our executive compensation program and our pay-for-performance compensation philosophy. The values included in the columns for CAP paid to our CEO and the other NEOs, in each of the fiscal years reported above and over the three-year cumulative period shows how the compensation awarded fluctuated year-over-year, primarily based on our stock price as of the last day of the listed fiscal year, among other factors. As the values change considerably from year-to-year based on stock price performance, they further demonstrate the pay-for-performance compensation philosophy of our executive compensation program. As the table demonstrates, the compensation of our CEO and the other NEOs is higher when our stock price performs well, and lower when the stock price does not perform as well, demonstrating the clear alignment of interests of our CEO and the other NEOs and our stockholders.

CAP versus TSR.    As shown in the chart below, the CEO and other NEOs’ CAP values align with the Company’s TSR. This is due primarily to the Company’s use of long-term equity incentive awards, which are tied directly to our stock price in addition to our financial performance. The chart also compares the Company’s cumulative TSR and the 2022 Performance Peer’s TSR.

CAP versus Net Income.    As shown in the chart below, the Company’s net income decreased significantly in 2022 and the CEO and other NEOs’ CAP values decreased as well. This is due in large part to the significant emphasis the Company places on long-term equity incentive awards, which are sensitive to changes in stock price. These measures do not align as closely as TSR because the Company does not use net income to determine compensation levels or annual cash performance award payouts.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Other NEOs Avg. CAP
Purple Net Income
Compensation Actually Paid ($000)
Net Income ($000)
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$50,000
$-
$(50,000)
$(100,000)
$(150,000)
$(200,000)
$(250,000)
$15,202
$-
$5,425
$(8,039)
$632
$(787)
$-
$1,445
$710
2020
2021
2022

CAP versus Adjusted EBITDA.    The chart below compares the CEO and other NEOs’ CAP values to our adjusted EBITDA. Historically, compensation actually paid aligned with adjusted EBITDA results, however, during 2022 we hired a new CEO and other new chief officers, requiring stock grants despite adjusted EBITDA being lower than the previous year.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid to First PEO
Compensation Actually Paid to Second PEO
Other NEOs Avg. CAP
Purple Adjusted EBITDA
Compensation Actually Paid ($000)
Adjusted EBITDA ($000)
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$15,202
$-
$5,425
$(8,039)
$632
$(787)
$-
$1,445
$710
2020
2021
2022

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022, relating to our equity compensation plan:

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options and Rights	(b) Weighted- average Exercise Price of Outstanding Options and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by stockholders(1)	1,869,979	$8.68	1,377,379
Equity compensation plans not approved by stockholders(3)	183,515	—	—
Total	2,053,494	$8.68	1,377,379

____________

(1)      A total of 4,100,000 shares of Class A Stock have been reserved for issuance under the 2017 Equity Incentive Plan. As of December 31, 2022, a total of 262,839 fully vested shares, 73,746 shares of restricted stock, 1,291,666 options to purchase shares of our Class A Stock and 1,094,370 RSUs and PSUs have been issued under the plan, net of forfeitures and cancellations.

(2)      Excludes the impact of service and market condition restricted stock units, which vest for no consideration.

(3)      Pursuant to employment agreements, inducement grants of 107,758 RSUs and PSUs were made to Eric S. Haynor on June 6, 2022, and 75,757 PSUs were made to Keira M. Krausz on November 11, 2022, outside of the 2017 Plan, in accordance with Nasdaq Listing Rule 5635(c).

Long Term Incentive Plan

Long-term equity incentives under our Board approved LTIP are designed to motivate management to enable the Company to achieve sustained long-term performance improvements by linking a significant portion of compensation to shareholder returns. The Company issues awards of long-term equity compensation under the LTIP consistent with the objectives and philosophy of our compensation programs. Our LTIP is governed by the 2017 Plan, as amended, which was approved by our shareholders. Participation in the LTIP is limited to key employees who are employed to serve as Senior Vice Presidents, Vice Presidents, or Senior Directors of the Company. Not all eligible employees are guaranteed to participate in the plan, as participation will be subject to Board discretion and approval. The LTIP is administered by the Human Capital & Compensation Committee as authorized by the Board.

Pursuant to the authority of the Board under the 2017 Plan, the Board generally grants long-term incentive awards under the LTIP annually in the first half of the year to motivate forward-looking, long-term performance and promote retention among our executive team. For 2022, the Company used three-year vesting time-based RSUs and performance-based PSUs which were awarded in May 2022.

The purpose of the LTIP is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees equity awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan

We intend to use stock-based awards to reward long-term performance of the NEOs and certain key employees. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards aligns the incentives of the NEOs with the interests of our stockholders and serves to motivate and retain these individuals. Stock-based awards are awarded under the 2017 Plan, which has been adopted by our Board and approved by our stockholders.

The purpose of this plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, directors, and consultants equity-based incentive awards to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders. The 2017 Plan provides for grants of stock options, stock appreciation rights, restricted stock, and other stock-based awards. Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company and its subsidiaries, are eligible for grants under the 2017 Plan.

The aggregate number of shares of Class A Stock which may be issued or used for reference purposes under the 2017 Plan or with respect to which awards may be granted currently may not exceed 4,100,000, which was approximately 7.5% of our Common Stock following the completion of the Business Combination and currently is approximately 3.9% of our outstanding Common Stock. As described below in Proposal 3, the Company is presenting a proposal to the stockholders to approve the amendment and restatement of the 2017 Plan to, among other things, increase the aggregate number of shares of Class A Stock available for issuance under the plan to 7,900,000 shares.

Security Ownership of Certain Beneficial Owners

The following table sets forth information known to us regarding the beneficial ownership of shares of Common Stock of the Company as of April 27, 2023, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Stock or Class B Stock as of April 27, 2023;

•        each of our current named executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

5% Stockholders, Directors, Executive Officers	Class A Stock		Class B Stock		Voting Power
	Shares of Class A Stock Beneficially Owned(1)	Percentage of Outstanding Class A Stock Beneficially Owned	Shares of Class B Stock Beneficially Owned	Percentage of Outstanding Class B Stock Beneficially Owned	Percentage of Aggregate Outstanding Voting Power
Coliseum Investors(2)	46,814,450	44.6%	—	—	44.4%
FMR, LLC(3)	11,177,418	10.6%	—	—	10.6%
Robert T. DeMartini(4)	357,140	*	—	—	*
Bennett L. Nussbaum	—	*	—	—	*
Casey K. McGarvey(5)	249,991	*	95,000	21.2%	*
Jack Roddy(6)	26,842	*			*
Eric Haynor(7)	151,169	*			*
Patrice A. Varni(8)	3,123	*	—	—	*
S. Hoby Darling	—
Gary T. DiCamillo(9)	113,083	*	—	—	*
Adam L. Gray(2)	46,814,450	44.6%	—	—	44.4%
Claudia Hollingsworth(10)	41,833	*	—	—	*
R. Carter Pate	—	*			*
D. Scott Peterson(11)	2,789,713	2.7%			2.6%
Erika Serow	—
Dawn M. Zier(12)	42,389	*	—	—	*
All directors and executive officers(13) (14 individuals)	50,742,938.55	48.3%	95,000	21.2%	48.1%

____________

*        Less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043.

(2)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Coliseum Investors is based solely on a Schedule 13D/A filed by Coliseum on April 21, 2023. According to the Schedule 13D/A, Coliseum and related entities beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	46,814,450	46,814,450	46,814,450
Coliseum Capital, LLC	38,285,173	38,285,173	38,285,173
Coliseum Capital Partners, L.P.	35,151,724	35,151,724	35,151,724
Coliseum Capital Co-Invest III, L.P.	3,133,449	3,133,449	3,133,449
Adam Gray	46,814,450	46,814,450	46,814,450
Christopher Shackelton	46,814,450	46,814,450	46,814,450

(3)      The business address of Coliseum and related persons and entities is 105 Rowayton Avenue, Rowayton, Connecticut 06853. The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC is based solely on a Schedule 13G/A filed by FMR LLC on February 9, 2023. According to the Schedule 13G/A, FMR LLC and related entities beneficially own shares of Class A Stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
FMR LLC	11,176,732	—	11,177,418	—	11,177,418
Abigail P. Johnson	—	—	11,177,418	—	11,177,418

          The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)      Consists of (i) 190,474 shares of Class A Stock, and (ii) 166,666 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days.

(5)      Shares of Class A Stock consists of (i) 86,136 shares of Class A Stock, (ii) 95,000 shares of Class A Stock issuable upon the exchange of Class B Stock, and (iii) 68,855 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days.

(6)      Consists of 26,842 shares of Class A Stock.

(7)      Consists of (i)138,598 shares of Class A Stock, and (ii) 12,571 Restricted Stock Units that are scheduled to vest and convert into Class A Stock within 60 days.

(8)      Consists of 3,123 shares of Class A Stock as of Ms. Varni’s last day of employment. Ms. Varni left the Company on October 18, 2022.

(9)      Consists of 113,083 shares of Class A Stock.

(10)    Consists of 41,833 shares of Class A Stock held by i2CEO, LLC. Ms. Hollingsworth has voting and dispositive control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(11)    Consists of (i) 2,536,541 shares of Class A Stock held by the Scott and Christina Peterson 101 Trust, (ii) 191,786 shares of Class A Stock held by the Renaissance Charitable Foundation, Inc., (iii) 53,650 shares of Class A Stock held by Black Oak-Intellibed-Senior Debt Fund, LLC, (iv) 2.099 shares of Class A Stock held by Black Oak Fund3, LLC, and (v) 5,637 shares of Class A Stock held by Black Oak Alpha Equity Funds, LLC. Mr. Peterson has been nominated by the Board to stand for election at the 2023 Annual Meeting.

(12)    Consists of 42,389 shares of Class A Stock.

(13)    Includes all current officers and directors, including three additional executive officers not required to be listed above. Also includes D. Scott Peterson as a director nominee. Does not include former officers. Percentages based on 105,045,014 shares of Class A Stock and 448,279 shares of Class B Stock outstanding as of April 27, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND
DIRECTOR INDEPENDENCE

Director Independence

Information regarding director independence is incorporated herein by reference from the material under the heading “Director Independence” of this Proxy Statement.

Related Party Transactions

Coliseum Capital Management, LLC

Cooperation Agreement

Immediately following the Business Combination, Adam Gray was appointed to the Company’s Board. Mr. Gray is a manager of Coliseum Capital, LLC, which is the general partner of CCP, Coliseum Capital Co-Invest III, L.P. (“C-3”) and Coliseum Co-Invest Debt Fund, L.P. (“CDF”), and he is also a managing partner of Coliseum, which is the investment manager of Blackwell and manages investment funds and accounts. Mr. Gray and his partner, Christopher Shackelton, share voting and dispositive control over securities held by CCP, C-3, CDF and Blackwell, which, other than C-3, were also the Lenders under the Credit Agreement entered into at the time of the Business Combination and as thereafter amended and restated.

On September 17, 2022, the Company received an unsolicited and non-binding proposal from Coliseum on behalf of certain of its investment funds and managed accounts to acquire the remaining outstanding Common Stock of the Company not already beneficially owned by Coliseum for $4.35 per share in cash in an all-cash transaction. At the time of the offer, Coliseum beneficially owned approximately 44.7% of the outstanding equity of the Company. The Coliseum proposal was conditioned upon, among other things, the transaction being (a) negotiated by, and subject to the approval of, a Special Committee, (b) subject to a non-waivable condition requiring approval by the affirmative vote of a majority of the shares of Common Stock not owned by Coliseum or other interested parties and (c) receipt of a waiver by the parties to the Tax Receivable Agreement dated February 2, 2018 agreeing to waive the change of control trigger contained therein and permit the Tax Receivable Agreement to remain in place following the closing of the transaction. The Special Committee was formed by the Board to determine the necessary actions to evaluate the Coliseum proposal and the course of action that is in the best interests of all the Company’s shareholders. On September 25, 2022, the Special Committee adopted that certain stockholder rights agreement by and between the Company and Pacific Stock Transfer Company to have the time and flexibility necessary to evaluate the Coliseum offer and to prevent a change of control without payment of an adequate control premium. In November 2022, the Special Committee informed Coliseum that its unsolicited bid was inadequate. On January 12, 2023, after the Special Committee was informed that Coliseum declined to increase the amount of the unsolicited bid, the Company issued a press release stating that the Special Committee had rejected the Coliseum proposal for not being in the best interests of the Company and its stockholders.

A dispute thereafter occurred between Coliseum and the Special Committee and Company, resulting in a lawsuit captioned Coliseum Capital Management, LLC v. DiCamillo et al., C.A. No. 2023-0220-PAF (the “Action”). After careful consideration by the Special Committee and negotiation with Coliseum, the Special Committee determined that it was advisable and in the best interests of the Company and its stockholders to enter into the Cooperation Agreement. Pursuant to the Cooperation Agreement, the Company increased the size of the Board from seven to eight directors; accepted the resignations of Pano Anthos and Paul Zepf as directors; appointed Adam Gray as Chair of the Board; appointed the New Directors as directors; and appointed Gary DiCamillo as chair of the Nomination & Governance Committee. Gary DiCamillo will continue to serve as Lead Independent Director. The Company has agreed to nominate the New Directors and the incumbent directors for election at the 2023 Annual Meeting and to nominate D. Scott Peterson for election as a director at the 2023 Annual Meeting to fill the seat of Dawn Zier, who on February 9, 2023, notified the Company that she will not stand for re-election at the 2023 Annual Meeting. In addition, the Company agreed to (i) amend its Corporate Governance Guidelines for Operation of the Board and adopt a Lead Independent Director Charter to provide for the responsibilities of the Lead Independent Director; (ii) amend the Company’s Second Amended and Restated Bylaws to include references to the Company’s Lead Independent Director Charter; (iii) terminate the stockholder rights agreement adopted by the Company on September 25, 2022 and agree not to adopt a new stockholder rights agreement without Coliseum’s prior consent during the term of the Cooperation Agreement; (iv) cause all outstanding PRPLS to be redeemed and agree not to issue any similar security or take any other action that would change the stockholder voting standards from those in effect prior to the issuance of the PRPLS during the term of the Cooperation Agreement; and (v) terminate the Special Committee of the Board of the Company created on September 25, 2022 Each party has agreed to release the other party from all claims against the other arising from the facts underlying the Action and Coliseum agreed to dismiss the Action.. In addition, pursuant to the Cooperation Agreement the Company will reimburse Coliseum for all out-of-pocket fees, costs, and expenses incurred in connection with the Action, provided that such amount shall not exceed $4 million in the aggregate. The Cooperation Agreement also confirmed that the Subscription Agreement (the “Subscription Agreement”) between the Company and Coliseum dated February 1, 2018, is not waived, amended, or affected by the Cooperation Agreement.

Furthermore, pursuant to the Cooperation Agreement, at the 2023 Annual Meeting and the 2024 Annual Meeting, Coliseum will cause all of the Common Stock that Coliseum or any of its affiliates has the direct or indirect right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted (i) in favor of each of the candidates for election on the Company’s slate of nominees for election to the Board, (ii) against any stockholder nominations for any other directors, and (iii) against any proposals or resolutions to remove any member of the Board other than for cause. Coliseum has agreed to be bound by customary standstill restrictions, including, among others, agreements not to acquire additional shares of the Company’s securities that would cause Coliseum’s ownership of Voting Securities to exceed 44.4% of the total outstanding Common Stock (other than acquisitions directly from the Company), engage in proxy solicitations and related matters, form or join any “group” with respect to shares of the Company, encourage others to pursue a “contested solicitation,” or make any public proposals, subject to certain exceptions. Further, Coliseum has agreed to condition any proposal from it or any of its affiliates to acquire the Company or all or substantially all of the outstanding stock of the Company held by stockholders unaffiliated with Coliseum on (i) such transaction being negotiated by, and subject to the approval of, a special committee of directors of the Board who are independent with respect to Coliseum and disinterested under Delaware law and (ii) a nonwaivable condition that such transaction be approved by the affirmative vote of the holders of a majority of the Company’s outstanding Common Stock not beneficially owned by Coliseum or its affiliates or other parties with a material conflict of interest in such transaction.

February 2023 Public Offering

In addition, in February 2023, the Company completed an underwritten public offering (the “February 2023 Offering”) of 13,400,000 shares of Class A Stock at a public offering price of $4.50 per share. After deducting estimated offering expenses and underwriter discounts, the Company received net proceeds of approximately $57.0 million. Pursuant to its pre-emptive rights under the Subscription Agreement, Coliseum purchased from the underwriters in the February 2023 Offering its pro rata share of the shares of Class A Stock sold by the underwriters.

May 2021 Resale

In May 2021, CCP, CDF, and Blackwell (collectively, the “Coliseum Entities”) completed an underwritten secondary public offering of shares of the Company’s Class A Stock. Under the terms of the registration rights agreement between the Company and the Coliseum Entities dated February 2, 2018, pursuant to which the resale of the shares of Class A Stock was registered, the Company was obligated to pay the underwriting discounts and commissions incurred by the Coliseum Entities in connection with the sale. On May 21, 2021, the Company paid approximately $7.7 million in underwriting discounts and commissions relating to the sale by the Coliseum Entities.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential, or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director; and

•        whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if requested by the Chair of the Audit Committee, participate in some or all the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine whether to permit or to prohibit the transaction.

PROPOSAL NO. 3 — APPROVAL OF THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

The Board is requesting that stockholders approve an Amended and Restated 2017 Equity Incentive Plan (the “Amended and Restated Plan”). The proposed amended and restated plan would extend the term of the plan for five years, to 2033, increase the number of shares of Class A Stock reserved for issuance by 3,800,000 shares, and update certain other provisions. As of December 31, 2022, 1,377,381 shares remained available for issuance of new grants under the 2017 Equity Incentive Plan.

Our incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we are proposing the Amended and Restated Plan to extend the term and increase the number of authorized shares to permit additional grants. We have structured the Amended and Restated Plan to provide us with flexibility in designing equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units, and performance awards. Accordingly, with the proposed Amended and Restated Plan, we will have a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals.

We anticipate the proposed 3,800,000 share increase will provide the Company with a pool of shares we expect will last for approximately three (3) years.

If our stockholders do not approve the Amended and Restated Plan, we will continue to use the 2017 Equity Incentive Plan in its current form as the framework for our equity incentive compensation program. However, if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our stockholders through a program that includes stock ownership.

Description Of Proposed Amendments

Share Reserve

When the 2017 Equity Incentive Plan was first approved, 4,100,000 shares were authorized for issuance thereunder. As of December 31, 2022, 1,377,381 shares remained available for issuance of new grants. The proposed share authorization reflects an incremental increase of 3,800,000 shares (resulting in a total authorized reserve of 7,900,000 shares). Such increase will help us to have a sufficient number of shares under the Plan that may be issued as new grants in order to allow us to provide equity incentives to our executive officers and employees at a competitive level.

Term Extension

The termination date will be extended to the tenth anniversary from the approval of the Amended and Restated Plan by the stockholders of the Company, to June 16, 2033.

Removal/Revision of Provisions Based on Section 162(m) of the Code

Because the U.S. Tax Cuts and Jobs Act repealed the exception to the Section 162(m) deduction limit for performance-based compensation, the Amended and Restated Plan no longer contains language that was intended to enable awards to qualify for that exception.

New Individual Annual Award Limits

No participant who is not a non-employee director may be granted any award or awards for more than 1,500,000 shares in the aggregate in any calendar year. The Amended and Restated Plan now also provides that, for a non-employee director participant, the sum of the grant date fair value of equity-based awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted during any calendar year shall not exceed $1,000,000.

No Dividend Equivalents Paid on Unvested Awards

Under the Amended and Restated Plan, dividend, and dividend equivalent amounts with respect to any share underlying an award may be accrued but shall not be paid until all conditions or restrictions relating to such share have been satisfied, waived or lapsed. In addition, the Amended and Restated Plan prohibits the granting of dividend equivalents on stock options, stock appreciation rights, and any award with the value of which is based solely on an increase in the value of the shares after the grant of such award.

New Clawback or Recoupment Provision

The Amended and Restated Plan provides that all awards under it are subject to any Company clawback policy.

Clarification of Change in Control Treatment of Awards

The Amended and Restated Plan provides that, except to the extent provided otherwise in an award agreement, in the event of a participant’s involuntary termination without cause on or within twelve months of a change in control, outside options and stock appreciation rights shall immediately vest, any restricted period with respect to an award shall expire, and any performance period shall expire and the committee shall determine the extent to which such criteria have been met and cause the participant to receive prorated or full payment of awards based on such performance.

Other Administrative Changes

Due to the age of the original 2017 Equity Incentive Plan, the Amended and Restated Plan contains other administrative changes meant to bring the Plan up to date with current norms, regulations, and best practices.

Reasons for Proposed Amendments

We believe that the Amended and Restated Plan should be approved by our stockholders for the following reasons:

•        We depend on equity incentive awards to attract and retain top-caliber employees and consultants. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to hire and motivate the quality personnel and consultants it needs to drive the Company’s long-term growth and financial success.

•        We believe that equity awards are a vital component of our employee and consultant compensation programs, since they allow us to compensate employees and consultants based on Company performance, while at the same time, provide an incentive to build long-term stockholder value.

•        If we do not have a sufficient number of shares available to grant under our 2017 Equity Incentive Plan, we may need to instead offer material cash-based incentive to compete for talent, which could impact our quarterly results of operations, and balance sheet and may make the Company less competitive compared to other mattress companies and the Company’s peer companies in hiring and retaining top talent.

•        Many of our outstanding stock options have exercise prices significantly higher than the market price of our Class A Stock, and therefore do not currently serve as an effective employee incentive compensation tool.

•        We believe that the 2017 Equity Incentive Plan’s terms should be updated to make it more consistent with currently prevailing best practices for incentive plans.

Accordingly, in consideration of the above factors, the Board recommends approval of the Amended and Restated Plan.

Summary Description of Amended and Restated 2017 Equity Incentive Plan

The following is a summary of the principal features of the Amended and Restated Plan. All references to the Amended and Restated Plan in this Section refer to the proposed Amended and Restated 2017 Equity Incentive Plan. This description is intended to be a summary of the material provisions of the Amended and Restated Plan. It does not purport to be a complete description of all the provisions of the Amended and Restated Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated Plan, which is contained in Appendix A to this Proxy Statement.

Administration

The Human Capital & Compensation Committee of our Board administers the Amended and Restated Plan. The term “plan administrator,” as used in this summary, means the Human Capital & Compensation Committee. The plan administrator has discretion to determine which eligible individuals are to receive awards, the types of awards to be granted to each participant, the number of shares to be covered by (or the method by which payments or other rights to be calculated in connection with) each award, and the terms and conditions of any award, including the vesting provisions of an award. The plan administrator may grant awards under the Amended and Restated Plan for no cash consideration or for any cash or other consideration as may be determined by the plan administrator in accordance with the terms of the Amended and Restated Plan. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the Amended and Restated Plan or any other of our plans or the plans of an affiliate in the plan administrator’s discretion. Awards granted under the Amended and Restated Plan may be settled in such form or forms as the plan administrator determines appropriate, including cash, shares of our Class A Stock, other securities or awards under the Amended and Restated Plan, other property, or a combination of the foregoing methods, and may be made in a single payment or transfer, in installments or on a deferred basis as determined by the plan administrator.

Eligibility

Employees, officers, consultants, independent contractors, advisors, and non-employee members of our Board in our employ or service or in the employ or service of our affiliates (whether now existing or hereafter established) are eligible to participate in the Amended and Restated Plan. As of December 31, 2022, approximately 51 persons (including 8 executive officers, 37 employees, and 6 non-employee members of the Board) were eligible to participate in the Amended and Restated Plan.

Securities Subject to the 2017 Equity Incentive Plan

Pursuant to the proposed Amended and Restated Plan, 3,800,000 additional shares of our Class A Stock will be reserved for issuance over the term of the Amended and Restated Plan, for a total of 7,900,000 shares of Class A Stock.

As of December 31, 2022, 818,683 shares were subject to outstanding options under the 2017 Equity Incentive Plan. See the below “Annual Equity Usage” table for more detail.

We manage our long-term stockholder dilution, in part, by controlling the number of equity incentive awards granted annually. The Human Capital & Compensation Committee carefully monitors our annual net burn rate, total dilution, and equity expense in order to maximize stockholder value by granting what it believes are an appropriate number of equity incentive awards to attract, reward, and retain employees. Burn rate is a measure of the speed at which companies use shares available for grant under their equity compensation plans and is an important factor for investors concerned about stockholder dilution. The burn rate is defined as, in a given fiscal year, the number of equity shares granted subject to time-based awards plus performance-based equity awards that were earned and vested, divided by the weighted average number of shares outstanding. In recommending to our stockholders the increase in the number of shares to be authorized under the Amended and Restated Plan, the Human Capital & Compensation Committee considered our burn rate for the past three fiscal years as shown below:

ANNUAL EQUITY USAGE

	2020	2021	2022	3-Year Average
Options granted under the 2017 Equity Incentive Plan	488,473	234,340	205,000	309,271
Restricted stock units and awards granted under the 2017 Equity Incentive Plan	—	113,608	659,370	257,659
Performance-based restricted stock units and awards granted under the 2017 Equity Incentive Plan	—	63,522	408,154	157,225
Fully vested stock issued under the 2017 Equity Incentive Plan	31,674	21,970	114,861	56,168
Restricted stock issued under the 2017 Equity Incentive Plan	59,613	—	—	—
Gross Grants	579,760	433,440	1,387,385	800,195
Weighted-Average Shares Outstanding	39,219,469	65,928,276	81,779,194	62,308,980
Burn Rate (% of Outstanding)(1)	1.5%	0.7%	1.7%	1.3%

____________

1)       Calculated as gross grants divided by weighted-average shares outstanding, both as listed in the table.

The following table provides aggregated information regarding the overhang and dilution associated with the 2017 Equity Incentive Plan and the potential stockholder dilution that would result if our proposed share increase is approved.

FULLY DILUTED OVERHANG CALCULATION

	As of 12/31/2022	As of 12/31/2022, Giving Effect to Additional Share Reserve
Shares Outstanding	91,380,218	91,380,218
Potential Dilution:
Shares Issuable under Outstanding Equity Awards(1)	1,869,979	1,869,979
Shares Available for Future Awards under 2017 Equity Incentive Plan	1,377,381	1,377,381
Additional Share Reserve under Proposed Amendments	—	3,800,000
Total Potential Dilution Shares	3,247,360	3,247,360
Fully Diluted Shares Outstanding	94,627,578	98,427,578
Fully Diluted Overhang(2)	3.4%	7.2%

____________

1)       Consists of 818,663 options, 641,513 restricted stock units, and 409,803 performance based restricted stock units at 100% vesting. See “Equity Compensation Plans” for detail about these outstanding awards.

2)       Calculated as potential dilution shares divided by fully diluted shares outstanding, both as listed in the table.

Awards made under the Amended and Restated Plan are subject to the following award and per-participant limitations:

•        No participant in the Amended and Restated Plan that is not a non-employee director may be granted any award or awards for more than 1,500,000 Shares (subject to adjustment as provided for in the Plan), in the aggregate in any calendar year.

•        With respect to a non-employee director who is a participant in the Amended and Restated Plan, the sum of the grant date fair value of equity-based awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director during any calendar year shall not exceed $1,000,000.

The shares of Class A Stock issuable under the Amended and Restated Plan may be drawn from shares of authorized but unissued Class A Stock, treasury shares or from shares of Class A Stock that we acquire, including shares purchased on the open market.

Except as provided below, if any shares covered by an award or to which an award relates are not purchased or are forfeited or are reacquired by the Company, or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Amended and Restated Plan with respect to such award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting awards under the Amended and Restated Plan. Notwithstanding the foregoing, the following shares will not again become available for issuance under the Amended and Restated Plan: (A) shares tendered or held back upon the exercise of an option or settlement of an award to cover the exercise price of an award; (B) shares that are used or withheld to satisfy tax withholding obligations of the participant; and (C) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof.

Valuation

The fair market value per share of our Class A Stock on any relevant date under the Amended and Restated Plan will be the closing sale price of our Class A Stock on the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading. On December 31, 2022, the fair market value determined on such basis was $4.79.

Awards

The Amended and Restated Plan provides for the following types of awards: incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and stock bonus awards.

Stock Options

Eligible persons may be granted stock options to purchase shares of Class A Stock. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100 percent of the fair market value of the option shares on the grant date, provided that the plan administrator may designate an exercise price below fair market value on the grant date if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with us or an affiliate. No granted option will have a term in excess of ten years. Payment of the exercise price of a stock option may be made in cash, check, cash equivalent, shares of Class A Stock, or other method as the plan administrator may permit in accordance with applicable law, or a combination of the foregoing methods in the plan administrator’s discretion. Alternatively, the plan administrator may permit a participant to exercise a stock option pursuant to a broker-assisted cashless exercise procedure or net exercise procedure.

Stock Appreciation Rights

A stock appreciation right granted under the Amended and Restated Plan allows the holder to exercise that right as to a specific number of shares of Class A Stock and receive upon such exercise the excess of (i) the fair market value of the shares of Class A Stock as to which that right is exercised over (ii) the aggregate grant price in effect for those shares. The grant price per share will not be less than 100 percent of the fair market value of the underlying shares on the grant date, provided that the plan administrator may designate a grant price below fair market value on the grant date if the SAR is granted in substitution for a SAR previously granted by an entity that is acquired by or merged with us or an affiliate. No granted SAR will have a term in excess of ten years. The plan administrator will determine the remaining terms and conditions of a SAR granted under the Amended and Restated Plan in its discretion, including the methods of exercise, dates of exercise and methods of settlement.

Repricing Prohibition

The Amended and Restated Plan prohibits the repricing of stock options and SARs (including a prohibition on the repurchase of “underwater” stock options or SARs for cash or other securities), except for adjustments for stock splits, stock dividends and similar transactions, as described in further detail below).

Restricted Stock

Shares of restricted stock may be awarded under the Amended and Restated Plan. The plan administrator will determine at the time of grant the restrictions to which shares of restricted stock will be subject, including the vesting conditions (which may be service-based, performance-based or any combination thereof), any limitation on the right to vote the shares of restricted stock or the right to receive dividends or other property with respect to the shares of restricted stock. Dividend equivalent amounts, however, may be accrued but will not be paid until all conditions or restrictions relating to such shares have been satisfied, waived, or lapsed. Shares of restricted stock will be issued when the awards are granted and will be evidenced by book entry registration, unless otherwise determined by the plan administrator.

Restricted Stock Units

Restricted stock units granted under the Amended and Restated Plan entitle the holder to receive shares of Class A Stock underlying those units upon the lapse or waiver of restrictions specified by the plan administrator at the time the restricted stock units are granted. The plan administrator will determine at the time of grant the restrictions to which restricted stock units will be subject, including the vesting conditions (which may be service-based, performance-based or any combination thereof). Dividend equivalent amounts, however, may be accrued but will not be paid until all conditions or restrictions relating to such shares have been satisfied, waived, or lapsed.

Stock Bonus Awards

Shares of our Class A Stock containing no restrictions, or other awards denominated in shares of Class A Stock, may be granted under the Amended and Restated Plan as determined by the plan administrator to be consistent with the purpose of the Amended and Restated Plan. Subject to the terms of the Amended and Restated Plan and the applicable award agreement governing the stock award, such stock awards may have the terms and conditions determined by the plan administrator in its discretion.

General Provisions

Transferability

Generally, awards granted under the Amended and Restated Plan may not be transferred, pledged, alienated, attached or otherwise encumbered in any manner other than by will or the laws of descent or distribution. However, the plan administrator may allow a participant to designate a beneficiary to receive the vested portion of an award in the event of the participant’s death, and the plan administrator has the authority to allow the transfer of an award to a family member of the grantee in accordance with federal securities registration requirements, provided that such transfer may not be for value.

Change In Control

Except to the extent otherwise provided in an award agreement, in the event of a participant’s involuntary termination without cause on or within twelve months of a change in control, with respect to all or any portion of a particular outstanding award: (a) all of the then outstanding options and SARs shall immediately vest and become immediately exercisable as of a time prior to the change in control; (b) any restricted period referring to the period of time during which an award is subject to restrictions shall expire as of a time prior to the change in control (including without limitation a waiver of any applicable restrictions); and (c) any restricted period in effect on the date of the change in control and referring to the period of time within which performance is being measured for purposes of determining whether an award has been earned, shall end on upon such change in control, and the plan administrator shall (i) determine the extent to which performance criteria with respect to each such restricted period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the participant to receive prorated or full payment of awards for each such restricted period based upon the plan administrator’s determination of the degree of attainment of the performance criteria, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the plan administrator. To the extent practicable, any actions taken by the plan administrator under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected participants the ability to participate in the change in control transactions with respect to the shares of Class A Stock subject to their awards.

Changes In Capitalization

In the event of any dividend or other distribution (whether in the form of cash, shares of our Class A Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our Class A Stock or other securities, issuance of warrants or other rights to purchase shares of our Class A Stock or other securities or other similar corporate transaction or event affecting the shares of our Class A Stock such that an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended and Restated Plan, then the plan administrator will make any adjustments that are equitable, including without limitation: (i) adjusting the number of shares of Class A Stock or other securities of the Company that may be delivered in respect of awards and the terms of any outstanding award (including, without limitation the exercise price or any applicable performance criteria), (ii) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event, and (iii) cancelling any one or more outstanding awards and causing to be paid to the holders thereof, in cash, shares of A Stock, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the plan administrator.

Stockholder Rights

Except with respect to shares of restricted stock and stock awards granted under the Amended and Restated Plan, a participant will not have any of the rights and privileges of a stockholder with respect to the shares of Class A Stock underlying any award until the shares subject to that award have been issued.

Notwithstanding the foregoing, (a) no dividend equivalents shall be granted to participants in connection with grants of options, SARs or other awards the value of which is based solely on an increase in the value of the shares after the grant of such award, and (b) dividend and dividend equivalent amounts with respect to any share underlying any other award may be accrued but may not be paid to a participant until all conditions or restrictions relating to such share have been satisfied, waived or lapsed.

Special Tax Election

The plan administrator may provide one or more holders of awards under the Amended and Restated Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Class A Stock in payment of such withholding tax liability.

Amendment And Termination

The original 2017 Equity Incentive Plan has a term of ten years expiring February 2028, unless terminated earlier by our Board. The proposed Amended and Restated Plan extends that term for an additional five years to June 16, 2033. Our Board may amend, alter, suspend, discontinue or terminate the Amended and Restated Plan at any time; provided, however, that stockholder approval will be required for any amendment which: (i) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Exchange or any other securities exchange that are applicable to the Company; (ii) increases the number of shares authorized under the Amended and Restated Plan; (iii) changes the definition of an eligible person; or (iv) amends the provisions limiting amendments to outstanding award agreements.

Certain U.S. Federal Income Tax Consequences

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income to the recipient.

Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Class A Stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option (an “ISO”) generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our Class A Stock received are taxable to the recipient as ordinary income and generally are deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO, if the disposition occurs before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock

Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends to be accrued while the restricted stock is subject to a substantial risk of forfeiture, such amounts will generally be taxed as ordinary income when paid, and we generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units and Other Stock-Based Awards

Recipients of grants of restricted stock units (including performance share units) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to be accrues while the award is subject to a substantial risk of forfeiture, such amounts will be taxed as ordinary income when paid. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares is paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Limitations on Company’s Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain named executive officers. Therefore, compensation paid to a covered executive under the 2017 Equity Incentive Plan in a given year in excess of $1 million generally will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our income tax deduction will be determined as of the end of that period.

Plan Benefits

New Plan Benefits
Amended and Restated 2017 Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units
Robert DeMartini, Chief Executive Officer and Director(1)	$2,826,100	590,000

____________

(1)      On March 19, 2022, in connection with Mr. DeMartini’s appointment as chief executive officer, the Company and Mr. DeMartini entered into the Amended and Restated DeMartini Employment Agreement, effective March 19, 2022. Per the new agreement, three installments of restricted stock units that were issued to Mr. DeMartini in 2021 were cancelled and Mr. DeMartini was granted 205,000 restricted stock units and 205,000 stock options, restricted only by continuing employment, with the remaining 295,000 restricted stock units and 295,000 stock options granted (the “Conditional Grants”), also restricted by continuing employment, being additionally subject to the condition that the effectiveness of the grant is dependent upon stockholder approval of this proposal to amend and restate the 2017 Equity Incentive Plan. The vesting terms for these grants have been structured so that, in the aggregate, 333,332 restricted stock units and stock options will vest in 2023, 333,334 restricted stock units and stock options will vest in 2024 and 333,334 restricted stock units and stock options will vest in 2025, subject to the Conditional Grants becoming effective upon stockholder approval of this proposal to amend and restate the 2017 Equity Incentive Plan.

Except as set forth above, the number of awards, and shares subject thereunder, that an employee, director, or consultant may receive under the Amended and Restated Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table shows, for each of the individuals and the various groups indicated, the number of shares of the Company’s Class A Stock underlying awards that have been granted (even if not currently outstanding) under the 2017 Equity Incentive Plan since its approval by the stockholders of the Company through December 31, 2022.

Historical Plan Benefits(1)

Name of Individual or Identity of Group and Principal Position	Number of Options Granted	Number of RSUs Granted	Number of PSUs Granted	Number of Vested Stock Granted	Number of Restricted Stock Granted	Total Awards
Robert T. DeMartini Chief Executive Officer	205,000	252,616	—	—	—	457,616
Bennett L. Nussbaum Interim Chief Financial Officer	—	—	—	—	—	—
John J. Roddy IV Chief People Officer	—	38,527	54,218	—	—	92,745
Eric S. Haynor Chief Operating Officer	—	—	—	—	—	—
Casey K. McGarvey Chief Legal Officer	15,777	22,254	30,929	—	—	68,960
Patrice A. Varni Chief Marketing Officer	—	32,889	26,341	—	—	59,230
All current executive officers as a group	220,777	342,877	139.896	—	—	703,550
All current directors who are not executive officers as a group	—	—	—	—	—	—

Each nominee for election as a director
Gary T. DiCamillo	—	—	—	29,223	—	29,223
Adam L. Gray	—	—	—	25,650	—	25,650
S. Hoby Darling	—	—	—	—	—	—
R. Carter Pate	—	—	—	—	—	—
Erika Serow	—	—	—	—	—	—
D. Scott Peterson	—	—	—	—	—	—
Claudia Hollingsworth	—	—	—	26,123	—	26,123
Each associate of any of such directors, executive officers or nominees	—	—	—	—	—	—
Each other person who received or is to receive 5 percent of such awards	358,680	—	—	—	—	358,680
All employees (excluding executive officers) as a group	199,729	376,580	275,336	—	439	852,084

____________

1)       All grants shown in the table are gross amounts and do not reflect forfeitures or cancellations.

Additional Equity Compensation Plan Information

See the table in the Equity Compensation Plans section above for more information about the Company’s Class A Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2022.

Vote Sought

The proposal to approve the Amended and Restated 2017 Equity Incentive Plan will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to approve the Amended and Restated 2017 Equity Incentive Plan.

Unless marked otherwise, proxies received will be voted “FOR” the proposal to approve the Amended and Restated 2017 Equity Incentive Plan.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF BDO USA, LLP

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee is also involved in the selection of the lead audit engagement partner whenever a rotational change is required, normally every five years.

BDO USA, LLP served as our independent registered public accounting firm for the 2022 fiscal year. The Audit Committee has selected BDO USA, LLP to serve in this capacity for the 2023 fiscal year. The Audit Committee believes that the continued retention of BDO USA, LLP as our independent registered public accounting firm for 2023 is in the best interests of our company and our stockholders. BDO USA, LLP audited the financial statements of Purple LLC beginning with the year ended December 31, 2015, through the year ended December 31, 2022.

As a matter of good corporate governance, we are asking stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2023. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Audit Committee Pre-approval Policies

Our policy has been for the Audit Committee to pre-approve all audit, audit-related and non-audit services performed by our independent auditors and to subsequently review the actual fees and expenses paid to our independent auditors. Accordingly, the Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to BDO USA, LLP. The Audit Committee has determined that the fees paid to BDO USA, LLP for services are compatible with maintaining BDO USA, LLP’s independence as our auditors.

Fees Paid to Auditors

The following table presents fees for professional services rendered by our principal accountants over the last two fiscal years for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q and 10-K, and fees billed for other services. BDO USA, LLP was our principal accountant as of December 31, 2022.

(in thousands)	2022	2021
Audit fees(1)	$1,918	$1,763
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,918	$1,763

____________

(1)      Audit Fees consist of fees for the audit of the Company’s annual financial statements for 2022 and 2021 and services in connection with registration statements filed in 2022 and 2021. Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q and for consent or comfort letter procedures performed in conjunction with registration statements or completing financial transactions during the respective fiscal years.

Attendance at Annual Meeting

Representatives from BDO USA, LLP are expected to be present virtually at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023, will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023.

Unless marked otherwise, proxies received will be voted “FOR” the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our December 31, 2022 and 2021 audited financial statements, as included in our Annual Report on Form 10-K filed on March 22, 2023, with our management and has discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence from us. The Audit Committee has concluded that BDO USA, LLP is independent from the Company and our management.

Based on its review, the Audit Committee recommended to the Board that the audited financial statements for our fiscal years ended December 31, 2022 and 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Gary DiCamillo, Chair

Claudia Hollingsworth

ANNUAL REPORT

On March 22, 2023, we filed our Annual Report on Form 10-K for the year ended December 31, 2022 and, on May 1, 2023, we filed Amendment 1 to our Annual Report on Form 10-K/A. A copy of the Annual Report on Form 10-K, as amended, has been made available with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We have identified the following reports required to be filed by insiders under Section 16(a) of the Exchange Act that were not filed in a timely manner in 2022: one late report by Robert DeMartini relating to one transaction, one late report by Jack Roddy relating to one transaction, one late report by Keira Krausz relating to one transaction, and one late report for George Ulrich relating to two transactions. These late filings were the result of administrative issues such as the timely gathering of information.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2024 annual meeting of stockholders. In accordance with Rule 14a-8(b)(2), stockholder proposals, along with proof of ownership, must be received by us not later than January 27, 2024, which is 120 calendar days prior to the anniversary date of when the proxy statement was released to stockholders in connection with the Annual Meeting, or a reasonable time before the registrant begins to print and mail its proxy materials if the date of the annual meeting changes by more than 30 days from the date of the previous year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. To be timely for the 2024 annual meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by us between February 17, 2024, and March 18, 2024. However, in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. In no event shall the public announcement of an adjournment or recess of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) a written questionnaire with respect to the background and qualifications of the proposed nominee, completed by the proposed nominee in the form required by the Company (which form such stockholder of record shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder of record (for the sole use of such stockholder of record) within 10 days after receiving such request), (D) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (iii) a representation from such stockholder as to whether such stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

If (A) any stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder subsequently (x) notifies the Company that such stockholder or person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder no longer intends to solicit proxies in support of the election or re-election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies solicited for that proposed nominee. Upon request by the Company, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than 5 business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Any stockholder proposing individuals to nominate for election or re-election as a director shall notify the Secretary of the Company within 2 business days of becoming aware that such stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with such stockholder no longer intends to solicit proxies in accordance with the representation made as set forth above.

The Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any committee thereof.

In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2024.

Stockholder proposals must be in writing and should be addressed to c/o Purple Innovation, Inc., Attention: Corporate Secretary, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The chairperson of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the stockholders at this year’s Annual Meeting.

HOUSEHOLDING

We may deliver a single copy of the proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. To take advantage of this opportunity, the company and banks and brokerage firms that hold your shares may deliver only one set of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The company will deliver promptly, upon written or oral request, proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. A stockholder who wishes to receive separate proxy materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Purple Innovation, Inc., 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043 or by calling (801) 756-2600 ext. 116. Stockholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the company’s shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the proxy holders intend to vote the shares they represent as the Board may recommend.

WHERE YOU CAN FIND MORE INFORMATION

This report is available free of charge on our internet website, www.purple.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Proxy Statement.

APPENDIX A

PURPLE INNOVATION, INC.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

1.           Purpose. The purpose of the Purple Innovation, Inc. Amended and Restated 2017 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.           Definitions. The following definitions shall be applicable throughout this Plan:

(a)         “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)         “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit~~,~~ or Stock Bonus Award ~~or Performance Compensation Award~~ granted under this Plan.

(c)         “Award Agreement” means an agreement made and delivered in accordance with Section ~~15~~14(a) of this Plan evidencing the grant of an Award hereunder.

(d)         “Board” means the Board of Directors of the Company.

~~(e)         “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.~~

(e)         ~~(f)~~ “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a continuing material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a continuing failure by the Participant to follow the direction of a duly authorized representative of the Company~~;~~; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant~~;~~; (C) the commission by the Participant of an act of fraud, embezzlement or any felony or other crime of dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company~~;~~; or (D) conviction of the Participant of a felony or any other crime that would materially and adversely affect:~~(i)~~ (i) the business reputation of the Company or Affiliate of the Company or (ii) the performance of the Participant’s duties to the Company or an Affiliate of the Company. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f)          ~~(g)~~ “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

~~(i)~~ (i) A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates~~;~~;

~~(ii)~~ (ii) The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction)~~;~~; provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates~~;~~;

~~(iii)~~ (iii) The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates~~;~~;

~~(iv)~~ (iv) A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates~~;~~; or

~~(v)~~ (v) The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non~~-~~-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(~~g~~f), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d~~-~~-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof~~;~~; however, a Person shall not include (A) the Company or any of its Subsidiaries~~;~~; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries~~;~~; (C) an underwriter temporarily holding securities pursuant to an offering of such securities~~;~~; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(g)         ~~(h)~~ “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)         ~~(i)~~ “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(i)          ~~(j)~~ “Common Shares” means the Class A common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(j)          ~~(k)~~ “Company” means Purple Innovation, Inc., a Delaware corporation, together with its successors and assigns.

(k)         ~~(l)~~ “Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(l)          ~~(m)~~ “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m)        ~~(n)~~ “Disability” means a “permanent and total” disability incurred by a Participant while in the employ or service of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

~~(o)         “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.~~

(n)         ~~(p)~~ “Eligible Director” means a person who is ~~(i)~~ a “non~~-~~-employee director” within the meaning of Rule 16b~~-~~-3 under the Exchange Act~~, and (ii) an “outside director” within the meaning of Section 162(m) of the Code~~.

(o)         ~~(q)~~ “Eligible Person” means any (i) individual employed by the Company or an Affiliate~~;~~; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto~~;~~; (ii) director of the Company or an Affiliate~~;~~; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S~~-~~ -8 under the Securities Act.

(p)         ~~(r)~~ “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(q)         ~~(s)~~ “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(r)          ~~(t)~~ “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A, if applicable.

(s)          ~~(u)~~ “Immediate Family Members” shall have the meaning set forth in Section ~~15~~14(b) of this Plan.

(t)          ~~(v)~~ “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(u)         ~~(w)~~ “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

~~(x)         “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.~~

(v)         ~~(y)~~ “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(w)        ~~(z)~~ “Option” means an Award granted under Section 7 of this Plan.

(x)         ~~(aa)~~ “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(y)         ~~(bb)~~ “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

~~(cc) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.~~

~~(dd) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.~~

~~(ee) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.~~

~~(ff) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.~~

~~(gg) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.~~

~~(hh)~~

(z)         “Permitted Transferee” shall have the meaning set forth in Section ~~15~~14(b) of this Plan.

(aa)        ~~(ii)~~ “Person” has the meaning given such term in the definition of “Change in Control.”

(bb)       ~~(jj)~~ “Plan” means this Purple Innovation, Inc. Amended and Restated 2017 Equity Incentive Plan, as amended from time to time.

~~(kk) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).~~

(cc)        “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(dd)       ~~(mm)~~ “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ee)        ~~(nn)~~ “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ff)         ~~(oo)~~ “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(gg)       ~~(pp)~~ “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(hh)       ~~(qq)~~ “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A~~-~~-1(b)(5)(i)(B) of the Treasury Regulations.

(ii)         ~~(rr)~~ “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(jj)         ~~(ss)~~ “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(kk)       ~~(tt)~~ “Subsidiary” means, with respect to any specified Person:

~~(i)~~ (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof)~~;~~; and

~~(ii)~~ (ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ll)         ~~(uu)~~ “Substitute Award” has the meaning given such term in Section 5(e).

(mm)     ~~(vv)~~ “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

(nn)       ~~(ww)~~ “Available Shares” has the meaning given such term in Section 5(a).

3.           Effective Date~~;~~; Duration. The ~~Plan shall be effective upon its~~Purple Innovation, Inc. 2017 Equity Incentive Plan was originally adopted by the Board on November 1, 2017 and became effective when approved by the shareholders of the Company on February 2, 2018. The amendments to the Plan made under this Purple Innovation, Inc. Amended and Restated 2017 Equity Incentive Plan were approved by the Board on April 25, 2023 and shall be subject to approval by the ~~stockholders~~shareholders of the Company~~, which date shall be within twelve (12) months before or after~~ at the annual meeting of shareholders of the Company to be held on June 16, 2023, and such amendments shall be effective as of the date of ~~the closing of the Agreement and Plan of Merger by and among Global Partner Acquisition Corp., PRPL Acquistion, LLC, Purple Innovation, LLC, Innohold, LLC and Global Partner Sponsor I LLC (as parent representative)~~such shareholder approval. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the date ~~on which the~~of adoption of this Purple Innovation, Inc. 2017 Amended and Restated Equity Incentive Plan ~~was approved~~ by the ~~stockholders~~shareholders or any earlier date of discontinuation or termination established pursuant to Section 13(a) of the ~~Company;~~Plan; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.           Administration.

(a)         The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b~~-~~-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan), or ~~necessary~~ to ~~obtain the exception for performance-based compensation under Section 162(m) of the Code, as~~satisfy any independence standards as may be required under any exchange that is applicable to the Company, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)         Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants~~;~~; (ii) determine the type or types of Awards to be granted to a Participant~~;~~; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards~~;~~; (iv) determine the terms and conditions of any Award~~;~~; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended~~;~~; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made~~;~~; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan~~;~~; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan~~;~~; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards~~;~~; (x) to reprice existing Awards (subject to the limitations in Section 14(v)) or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price~~;~~; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c)         The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants~~;~~; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons ~~(i)~~ subject to Section 16 of the Exchange Act ~~or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code~~. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d)         Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)          Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5.           Grant of Awards~~;~~; Shares Subject to this Plan~~;~~; Limitations.

(a)         The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Stock Bonus Awards ~~and/or Performance Compensation Awards~~ to one or more Eligible Persons. Subject to Section ~~12~~11 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of ~~4,100,000~~7,900,000 Common Shares (the “Available Shares”). ~~Notwithstanding the foregoing, directors of the Company or an Affiliate who are not employees of the Company or an Affiliate may not be granted Awards denominated in Common Shares that exceed in the aggregate 820,000 Common Shares; provided, that the foregoing limitation shall not apply to any Award made pursuant to an election by a director to receive an Award in lieu of all or a portion of the annual and/or committee retainers and annual meeting fee payable to such director..~~

(b)         Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award~~;~~; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant~~;~~; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(c)         Awards that do not entitle the holder thereof to receive or purchase Common Shares shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(d)         Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e)         Subject to compliance with Section 1.409A~~-~~-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan~~;~~; provided, however that Common Shares issued under Substitute Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(f)          Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section ~~12~~11), the Committee shall not grant to any one Eligible Person who is not a non-employee director of the Board in any one calendar year Awards ~~(i)~~ for more than ~~10% of the Available Shares~~1,500,000 shares in the aggregate ~~or (ii) payable in cash in an amount exceeding $5,000,000 in the aggregate~~. With respect to any Eligible Person who is a non-employee director of the Board, the sum of the grant date fair value of equity-based Awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director of the Board during any calendar year shall not exceed $1,000,000.

6.           Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7.           Options.

(a)         Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as

Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b)         Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant~~;~~; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate; provided further, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant~~;~~; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)         Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”)~~;~~; provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate~~;~~; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

~~(i)~~ (i) an Option shall vest and become exercisable with respect to one~~-~~-third of the Common Shares subject to such Option on each of the first three anniversaries of the Date of Grant~~; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate;~~;

~~(ii)~~ (ii) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

~~(A)~~ (A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period~~;~~;

~~(B)             for directors, officers and employees of the Company only, for ninety (90) days following termination of employment or service by reason of such Participant’s Retirement;~~

~~(C)~~ (B) 90 calendar days following termination of employment or service for any reason other than such Participant’s death~~,~~ or Disability ~~or Retirement~~, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period~~;~~; and

~~(iii)~~ (iii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post~~-~~-termination of employment period during which a Participant may exercise vested Options.

(d)         Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any applicable federal, state, local and/or foreign income and employment taxes withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company)~~;~~; provided, however, that such Common Shares are not subject to any pledge or other security interest and~~;~~; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker~~-~~-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e)         Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)          Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes~~-~~-Oxley Act of 2002, if applicable, or any other applicable law, the applicable rules and regulations of the Securities and Exchange Commission, the applicable rules and regulations of any securities exchange or inter~~-~~-dealer quotation system upon which the securities of the Company are listed or traded, or the trading rules or policies of the Company. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s employment or service terminates for any reason other than for Cause and during the last thirty days of the post~~-~~-termination exercise period, if any, applicable to the Participant’s Option the exercise of the Participant’s Option would be prohibited by applicable law, the applicable rules and regulations of the Securities and Exchange Commission, the applicable rules and regulations of any securities exchange or inter~~-~~-dealer quotation system upon which the securities of the Company are listed or traded, or the trading rules or policies of the Company, then the applicable ~~posttermination~~post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Option be exercised after the expiration of its maximum term.

8.           Stock Appreciation Rights.

(a)         Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b)         Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant~~;~~; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the SAR is granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c)         Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”)~~;~~; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

~~(i)~~ (i) a SAR shall vest and become exercisable with respect to one~~-~~-third of the Common Shares subject to such SAR on each of the first three anniversaries of the Date of Grant~~;~~;

~~(ii)~~ (ii) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

~~(A)~~ (A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period~~;~~;

~~(B)             for directors, officers and employees of the Company only, for the remainder of the SAR Period following termination of employment or service by reason of such Participant’s Retirement;~~

~~(C)~~ (B) 90 calendar days following termination of employment or service for any reason other than such Participant’s death~~,~~ or Disability ~~or Retirement~~, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period~~;~~; and

~~(iii)~~ (iii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d)         Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)         Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any applicable federal, state, local and non~~-~~-U.S. income and employment taxes withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9.           Restricted Stock and Restricted Stock Units.

(a)         Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock ~~or the right to receive dividends on the Restricted Stock~~). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of ~~Performance Goals~~performance criteria or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b)         Restricted Accounts~~;~~; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable; provided, however, no Participant will be paid dividends on unvested Awards. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)         Vesting~~;~~; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement: (i) the Restricted Period shall lapse with respect to one-third of the Restricted Stock and Restricted Stock Units on each of the first three anniversaries of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d)         Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)          Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that ~~may~~ have been withheld by the Committee pursuant to Section 14(h) and are attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such shares of Restricted Stock and, if such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)         Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units and no later than the 75th day of the calendar year following the calendar year in which such expiration occurs, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the 75th day of the calendar year following the calendar year in which the expiration of the Restricted Period occurs if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any applicable federal, state, local and non~~-~~-U.S. income and employment taxes withheld. Notwithstanding anything contained herein to the contrary, the Committee in an Award Agreement may, in a manner consistent with the applicable requirements of Section 409A of the Code, enable a Participant to elect to defer the date on which settlement of the Restricted Stock Units shall occur.

10.         Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

~~11.         Performance Compensation Awards.~~

~~(a)         Generally. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to certain Eligible Persons to qualify for an exemption under Section 162(m) of the Code. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.~~

~~(b)         Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.~~

~~(c)         Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.~~

~~(d)         Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. For purposes of clarity and without limiting the Committee’s authority set forth above, at the time it establishes Performance Criteria to be used with any Performance Compensation Award, the Committee may specify one or more events requiring an adjustment to the calculation of the Performance Goal, including but not limited to: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific items that are unusual in nature or infrequently occurring, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year. The Committee may reserve discretion to make or not make one or more adjustments as specified in a Performance Compensation Award, but only to the extent that such discretion is Negative Discretion.~~

~~(e)         Payment of Performance Compensation Awards.~~

~~(i)          Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.~~

~~(ii)         Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.~~

~~(iii)        Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.~~

~~(iv)        Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.~~

~~(f)          Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one- half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.~~

11.         ~~12.~~ Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split~~-~~-up, split~~-~~-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter~~-~~-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

~~(i)~~ (i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance ~~measures (including, without limitation, Performance Criteria and Performance Goals);(ii)~~ criteria;

(ii)         subject to the requirements of Section 409A of the Code, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event~~;~~; and

~~(iii)~~ (iii) subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor)~~;~~; provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section ~~12~~11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section ~~12~~11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b~~-~~-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.         Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Participant’s involuntary termination without Cause on or within twelve months of a Change in Control, with respect to all or any portion of a particular outstanding Award or Awards:

(a)            all of the then outstanding Options and SARs shall immediately vest and become immediately exercisable as of a time prior to the Change in Control;

(b)            any Restricted Period referring to the period of time during which an Award is subject to restrictions shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable restrictions); and

(c)            any Restricted Period in effect on the date of the Change in Control and referring to the period of time within which performance is being measured for purposes of determining whether an Award has been earned, shall end on upon such Change in Control, and the Committee shall (i) determine the extent to which performance criteria with respect to each such Restricted Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive prorated or full payment of Awards for each such Restricted Period based upon the Committee’s determination of the degree of attainment of the performance criteria, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (c) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

~~13.         Reserved [This amendment shall not modify any award outstanding prior to this amendment to extent that such modification is prohibited by Section 14(b) of the Plan.]~~

13.         ~~14.~~ Amendments and Termination.

(a)         Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time~~;~~; provided, that (i) no amendment to the definition of Eligible Person in Section 2(~~q~~o), Section 5(~~b), Section 11(c~~a) or Section ~~14~~13(b) (to the extent required by the proviso in such Section ~~14~~13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter~~-~~-dealer quotation system on which the Common Shares may be listed or quoted ~~or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code);~~; and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)         Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively~~;~~; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

14.         ~~15.~~ General.

(a)         Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b)         Nontransferability~~;~~; Trading Restrictions.

~~(i)~~ (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate~~;~~; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

~~(ii)~~ (ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, ~~with or~~ without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S~~-~~-8 under the Securities Act (collectively, the “Immediate Family Members”)~~;~~; (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members~~;~~; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members~~;~~; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”)~~;~~; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

~~(iii)~~ (iii) The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution~~;~~; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate~~;~~; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise~~;~~; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

~~(iv)~~ (iv) The Committee shall have the right, either on an Award~~-~~-by~~-~~-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c)         Tax Withholding.

~~(i)~~ (i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self~~-~~-employment taxes.

~~(ii)~~ (ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).

(d)         No Claim to Awards~~;~~; No Rights to Continued Employment~~;~~; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non~~-~~-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)         International Participants. With respect to Participants who reside or work outside of the United States of America ~~and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code~~, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub~~-~~-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f)          Designation and Change of Beneficiary. Unless otherwise provided by the Committee in an Award Agreement, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling~~;~~; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g)         Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice~~-~~-versa) shall be considered a termination of employment or service with the Company or an Affiliate~~;~~; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non~~-~~-employee capacity (or vice~~-~~-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h)         No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no ~~person~~Award shall ~~be entitled to the privileges of ownership in respect of Common Shares~~entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject ~~to Awards hereunder until~~of such Award, free of all applicable restrictions. Notwithstanding the foregoing, (a) no dividend equivalents shall be granted to Participants in connection with grants of Options, SARs or other Awards the value of which is based solely on an increase in the value of the shares after the grant of such Award, and (b) dividend and dividend equivalent amounts with respect to any share underlying any other Award may be accrued but may not be paid to a Participant until all conditions or restrictions relating to such ~~shares~~share have been ~~issued or delivered to that person~~satisfied, waived or lapsed.

(i)          Government and Other Regulations.

~~(i)~~ (i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter~~-~~-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non~~-~~-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

~~(ii)~~ (ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j)          Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)         Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity~~-~~-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)          No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)        Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)         Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)         Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p)         Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q)         Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

~~(r)         Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.~~

(r)          ~~(s)~~ Expenses~~;~~; Gender~~;~~; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(s)          ~~(t)~~ Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock~~-~~-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(t)          ~~(u)~~ Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted under this Plan exempt from Section 409A of the Code, and, to the extent not so exempt, comply with Section 409A of the Code. If the Board determines that any Award granted under this Plan is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement expressly provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses (or as soon as practicable following the Participant’s death, if applicable), with the balance paid thereafter on the original schedule. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant is solely liable and responsible for any federal and state income or other taxes arising from any Award to the Participant, the Company has no duty or obligation to minimize the tax consequences of any Award to the Participant and will not be liable to the Participant or Participant’s estate for any adverse tax consequences to the Participant or the Participant’s estate in connection with any Award.

(u)         ~~(v)~~ Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

(v)         Prohibition on Option and Stock Appreciation Right Repricing. The Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted Stock Units, or Stock Bonus Awards in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(w)        Clawback/Recoupment. Awards under this Plan, including Awards subject to time- or performance-based vesting, will be subject to any compensation, clawback or forfeiture policy implemented by the Company from time to time.

PURPLE INNOVATION, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2023, 11:30 A.M. MOUNTAIN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Bennett Nussbaum and Casey K. McGarvey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of PURPLE INNOVATION, INC. held of record by the undersigned at the close of business on May 2, 2023 at the Annual Meeting of Stockholders of PURPLE INNOVATION, INC. to be held on June 16, 2023 at 11:30 a.m., Mountain Time. This year’s meeting will be conducted exclusively via a live audio webcast. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 14, 2023 at 5:00 p.m. Eastern Time. Once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Annual Meeting and will permit you to submit questions. The meeting webcast will begin promptly at 11:30 a.m. Mountain Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “ FOR” PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Directors FOR AGAINST ABSTAIN 01. S. Hoby Darling02. Robert T. DeMartini03. Gary T. DiCamillo04. Adam L. Gray05. Claudia Hollingsworth06. R. Carter Pate07. D. Scott Peterson08. Erika Serow 2. Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in our Proxy Statement. For Against Abstain 3. Approve the Company’s Amended and Restated 2017 Equity Incentive Plan.For Against Abstain 4. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2023.For Against Abstain THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4 LISTED ABOVE. Please check this box if you plan to attend the Annual Meeting via the live video webcast. DATE: ,2023 Signature Signature Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person. Please Date, Sign and Return TODAY in the Enclosed Envelope. No Postage Required if Mailed in the United States.

Do not discard. This is your Proxy Card for voting. See reverse side.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 16, 2023The proxy statement and Form 10-K as amended are available at https://annualgeneralmeetings.com/prpl2023 Voting InstructionsYou may vote your proxy in the following ways:Via Internet:Login to https://annualgeneralmeetings.com/prpl2023Enter your control number (12 digit number located below)Via Mail:Pacific Stock Transfer Company c/o Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, NV 89119CONTROL NUMBERYou may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Mountain Time, on June 15, 2023. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card. If you vote by mail, your vote must be received in sufficient time before the annual meeting.